Exhibit 10.2

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

REFORMED MASTER SERVICES AGREEMENT

This Master Services Agreement (“Agreement”) is entered into by and between Alarm.com Incorporated (“Alarm.com”), a Delaware corporation with its principal place of business at 8281 Greensboro Drive, Suite 100, McLean, Virginia 22102, and ADT LLC, a Delaware limited liability company with a principal place of business at 1501 Yamato Road, Boca Raton, FL 33431 (collectively with its Affiliates, “ADT”), effective as of August 19, 2016 (“Effective Date”), and supersedes (1) the Master Services Agreement between the parties dated December 1, 2014, as amended, and (2) the Master Services Agreement between ADT and iControl Networks, Inc. dated December 17, 2008, as amended (“iControl MSA”), which will be transferred to Alarm.com upon closing of the transactions set forth in the Asset Purchase Agreement between iControl and certain affiliates of Alarm.com dated June 23, 2016 (“APA”).

INTRODUCTION

ADT sells residential and/or commercial security, monitoring, automation, or structured wiring products. ADT, for itself and for ADT Dealers, wishes to sell Alarm.com Services (as defined in Section 2.1) to ADT’s existing or prospective end-user customers. Alarm.com wishes to authorize ADT and ADT Dealers to sell Alarm.com Services to ADT’s customers for use with products that enable such use (“Alarm.com-ready Products”). Accordingly, for good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties acknowledge and agree as follows:

1.    DEFINITIONS

Unless otherwise specifically provided, and in addition to the other defined terms set forth herein, the following terms will have the meanings set forth below:

“ADT Canopy” shall mean ADT’s providing of central station monitoring as a service to customers through a third party device, current known as “Canopy,” “ADT Canopy” and/or “Secured by ADT.” Canopy shall also include the hardware and software provided for self-contained camera and automation systems to be offered by LG Products, Ltd., currently known as “LG Smart Security.”

“ADT Customer Data” is all information regarding any of ADT’s current or prospective customers (individually or in the aggregate), including all information regarding such customer’s use of the Alarm.com Services, as may be generated during the operation thereof. For greater certainty, Personal Information and Personal Sensitive Information (each as defined in Exhibit B to Schedule 3) about such customers is included in the definition of ADT Customer Data.

“ADT Data” means all Confidential Information, including ADT Customer Data, entered into, stored in, and/or processed by any Information Processing Systems of Alarm.com that is: (i) data supporting or derived from the provision of the Alarm.com Services to Subscribers, or (ii) relating to ADT, ADT’s Affiliates, ADT’s Subscribers, or ADT Dealers, and information derived from such information, including as stored in or processed through the Alarm.com’s equipment, software or network environment.

“ADT Dealer” means independent contractors who (1) have been authorized by ADT pursuant to a sublicense to offer and/or install, to offer and/or install Alarm.com Services and to use and access the Alarm.com Services for the purposes of selling, installing, and/or supporting such Alarm.com Services to ADT’s existing and prospective end-user customers within the Territory; (2) have entered into a contract with Alarm.com to provide the Alarm.com Services in accordance with the terms and conditions of this Agreement, and (3) have entered into an ADT authorized dealer agreement, or other similar agreement, with ADT.

[***] = CONFIDENTIAL TREATMENT REQUESTED

“Affiliate” means any Person that, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with, a party. For clarity, ADT’s Affiliates include, but are not limited to, the commonly-owned Protection One, ASG and Vintage Security businesses.

“Alarm.com Interface” means the Alarm.com customer website (“Customer Website”) and any other Alarm.com Interface, including applications for mobile devices, which Alarm.com may use to provide the Alarm.com Services. The Customer Website, currently at www.alarm.com, is designed for access by Subscribers.

“Alarm.com Terms” shall have the meaning set forth in Section 3.5.

“Applicable Law” shall have the meaning set forth in Section 3.4.

“Asserting ADT Party” shall have the meaning set forth in Section 1.8 of Schedule 4.

"Bulk Account Acquisition" shall mean ADT's acquisition of a group of accounts for Alarm.com Services from any entity that is an Alarm.com Dealer (either directly or through acquisition of such entity itself), which accounts become Subscribers under this Agreement and subject to the pricing terms set forth in Schedule 2.

“Canopy Covenant Against Enforcement” shall have the meaning set forth in Section 3.7 of this Agreement.

“[***]” means [***].

“[***]Customers” means any and all direct or indirect, and past, current or future purchasers or licensees of any [***] Product(s), including distributors, dealers, resellers, end-users, retailers, service providers, maintenance and support services providers or other purchasers of any [***] Product(s).

“[***] Made Product(s)” means any and all products, or parts or components thereof, made, used, sold, offered for sale or imported by [***] or any of its Affiliates, or having been made for [***] or any of its Affiliates, worldwide, including any and all services related to those products, or parts or components thereof.

“[***] Parties” means [***] and any of its Affiliates, licensees and/or indemnities, including any Customers.

“[***] Product(s)” means [***] Made Products and [***] System Products.

“[***] System Products” means any and all products, or parts or components thereof, worldwide, used in a system that is managed by, incorporates, or otherwise utilizes (directly or indirectly) any [***] Made Product, including any and all services related to those products, or parts or components thereof.

“Connect Platform” means the iControl Products as originally defined and provided under the iControl MSA, as acquired by Alarm.com pursuant to the APA, and as now provided to ADT under this Agreement.

“Divested Patents” means (a) United States Patent Nos. [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], and [***]; (b) United States Patent Application Nos. [***] and [***]; and (c) European Patent Application No. [***].

[***] = CONFIDENTIAL TREATMENT REQUESTED

“Documentation” means the specifications and functional requirements published by Alarm.com for the Alarm.com Services and provided to ADT in either electronic, online help files or hard copy format. Marketing materials shall not be considered Documentation hereunder.

“Field” means the field of home/business security or automation.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency or official, including any political subdivision thereof.
“Person” means any natural or legal person or association of natural or legal persons, whether or not having a separate legal identity, including any individual, corporation, limited liability company, or partnership.

“Personnel” means the employees, contractors and other personnel of a party who perform the obligations of such party under this Agreement.

“Post-Termination Covenant Against Enforcement” shall have the meaning set forth in Section 1.7 of Schedule 4.

“Proceeding” means any action, claim, lawsuit, litigation, proceeding, inquiry, or arbitration (in each case, whether civil, criminal or administrative) by or before any Governmental Authority.

“Provider” means any third party with access to ADT Data by, through or under Alarm.com including sub-contractors and sub-subcontractors of whatever tier.

“Products” means the Alarm.com-ready Products, the Third Party Products, and the ADT Custom Products.

“Subscriber” means an end-user customer (a) who has one or more properly-installed Alarm.com-ready Products, (b) who has entered into a Subscription Agreement with an ADT Dealer, ADT, or an ADT Affiliate that includes the Alarm.com Terms, and (c) whose account has been activated using the ADT Website (as defined in Section 4.2).

“Subscription Agreement” means an enforceable, written agreement between ADT or an ADT Dealer and a Subscriber pursuant to which such Subscriber has agreed to subscribe to one or more of the Alarm.com Services sold by ADT, or an ADT Dealer.

“Supporting Canopy Partner means any third party from whom ADT purchases, licenses, or otherwise integrates technology and/or services specifically for the operation and use of ADT Canopy.

“Territory” means the United States, United States territories (i.e., American Samoa, Guam, Northern Mariana Islands, Puerto Rico and U.S. Virgin Islands) and Canada.

“Third Party Product” means any product manufactured or created by a third party (e.g., door lock) that is integrated with the Alarm.com Services or an Alarm.com-ready Product pursuant to this Agreement.

2.     DESCRIPTION OF SERVICES

2.1     “Alarm.com Services” means the services that Alarm.com provides to Subscribers, during the Term, pursuant to the terms and conditions of this Agreement as further set forth in Schedule 2 (Pricing) attached hereto. As used in this Agreement, the Alarm.com Services also includes the Connect Platform and any other platform offered by Alarm.com, except as otherwise set forth in this Agreement. Such services include, but are not limited to, the following service offerings: (a) the enabling of wireless, wired, or dual-path transmission of data from a security system at a Subscriber’s premises to the Alarm.com Network Operations Center (“NOC”), (b) hosting of such data in the NOC, (c) remote access to such data via an Alarm.com Interface, (d) remote control of the security system and any associated home automation services via an Alarm.com Interface, (e) personalized event-driven text and e-mail notifications managed by Subscribers via an Alarm.com Interface, and (f) forwarding of alarm notifications to a supported central station. Notwithstanding anything to the contrary in this Agreement, Alarm.com shall have the right to add, delete, change, or terminate service offerings that are part of the Alarm.com Services at any time, provided, however, that any such change that could reasonably be expected to (i) materially and adversely impact the quality or scope of the Alarm.com Services or (ii) materially and adversely affect Subscribers using the Alarm.com Services, shall be subject to the prior consent of ADT (in the manner set forth in Schedule 6).

[***] = CONFIDENTIAL TREATMENT REQUESTED

2.2     Alarm.com may, at its option, combine service offerings into packages, including packages described as “Wireless Signal Forwarding,” designed to communicate alarm signals from a Subscriber’s premises to a supported central station, “Basic Interactive,” an interactive service designed to allow the Subscriber to monitor the Subscriber’s premises using an Alarm.com Interface, and “Advanced Interactive,” which includes normal activity monitoring on specific system sensors. Subject to Alarm.com’s advance written approval, ADT will also be permitted to request customized packages based on the features described in Schedule 2.

3.     ADT’s RIGHTS AND RESPONSIBILITIES

3.1     Subject to the terms and conditions of this Agreement and compliance therewith, Alarm.com grants ADT and its Affiliates a limited, non-exclusive, non-transferable right, during the Term and as needed during the period of Transition Services, to market, sell, install, support, and service Alarm.com Services and Alarm.com-ready Products to ADT’s existing and prospective Subscribers within the Territory. ADT shall have the right to use any portion of the Documentation as necessary to (i) provide support to Subscribers with respect to the Alarm.com Services and Alarm.com-ready Products, (ii) incorporate such Documentation into written end-user training or marketing materials prepared by ADT (or by a third-party for ADT), and (iii) to prepare, use, reproduce, and distribute Documentation.

3.2    Subject to the terms and conditions of this Agreement and compliance therewith, ADT shall have the right to provide to each ADT Dealer a limited, non-exclusive, non-transferable right, during the Term, to market, sell, install, support, and service Alarm.com Services to ADT’s existing and prospective end-user customers within the Territory. ADT shall have no liability for any actions by ADT Dealers, in particular any breach by such ADT Dealers of their direct agreement with Alarm.com, which shall contain terms and conditions subject to, and not inconsistent with, the terms of this Agreement. To the extent that there is any conflict between the terms of such direct agreement between Alarm.com and an ADT Dealer and this Agreement, the terms of this Agreement shall prevail.

3.3     Each party represents and warrants that it has and will maintain throughout the Term all necessary experience, skills, facilities, Personnel, permission, permits, and licenses, including whatever permission, permits, or licenses may be necessary from any local, state, or federal government agency or other public or private authority, to perform any activity required or permitted by this Agreement, including the sale of any Alarm.com Services and the sale or installation of any Alarm.com-ready Product. Activities required by this Agreement shall include the following:

(a) For any Alarm.com-ready Product sold or installed by ADT or an ADT Dealer, ADT or such ADT Dealer shall be solely responsible for providing the Alarm.com-ready Product to Subscribers and for all sales, installation, and associated activities, including billing and collecting from Subscribers, and shall bear all costs and expenses thereof.

[***] = CONFIDENTIAL TREATMENT REQUESTED

(b) For any Alarm.com Services sold by ADT or an ADT Dealer, ADT or such ADT Dealer shall be solely responsible for all sales and associated activities, including billing and collecting from Subscribers, and ADT shall bear all costs and expenses thereof.

(c) The parties shall cooperate in good faith in the performance of quality assurance and testing procedures for the Alarm.com Services and any Alarm.com-ready Product. Each party shall bear its own costs and expenses in connection with such cooperation.

3.4    In all activities required or permitted by this Agreement, each party shall comply with all applicable federal, state, and local laws, rules, regulations, and orders, including both statutory and common law (all the foregoing, cumulatively, “Applicable Law”). Neither party shall, by act or omission, misrepresent Alarm.com Services or any Alarm.com-ready Product or mislead any Person concerning any of the foregoing. Nor shall either party make any claims, representations, or warranties in connection with the other’s products or services, or any other claims, representations, or warranties purportedly on behalf of the other party, except if and to the extent expressly authorized in advance in writing by that party.

3.5     Notwithstanding anything to the contrary in this Agreement, ADT shall not activate any Alarm.com Services or any Alarm.com-ready Product unless (a) ADT has determined from printed or interactive written information provided by Alarm.com that the location or locations at which such Alarm.com Services will be used and at which such Alarm.com-ready Product will be located are within an area of wireless telemetry coverage in which Alarm.com Services are available (if wireless is used as the primary data communication path as recommended), and (b) ADT or the applicable ADT Dealer has entered into a Subscription Agreement with the end user customer for all Alarm.com Services and Alarm.com-ready Products being sold to or installed for such customer, which such Subscription Agreement contains all the terms and conditions in Schedule 1 (the “Alarm.com Terms”) and no terms or conditions that are inconsistent with the Alarm.com Terms or otherwise inconsistent with this Agreement. The Alarm.com Terms included with this Agreement shall appear in the Subscription Agreement as stated. ADT acknowledges and agrees that Alarm.com is an intended third party beneficiary of the Subscription Agreement and that Alarm.com is entitled in its own right to require due performance of the Alarm.com Terms by Subscribers and accordingly has independent rights of enforcement in regard thereto. ADT shall cooperate with Alarm.com in any enforcement of such Alarm.com Terms by Alarm.com.

3.6     Subject to and conditioned upon Alarm.com achieving Parity (as defined in Section 3.11 of Schedule 6) by the end of the third year of the Initial Term and for so long as Alarm.com maintains Parity thereafter, ADT shall exclusively use the Alarm.com Services for all of ADT's professionally installed residential interactive security, automation and video service offerings (for existing and new customers with those services) for the Initial Term; provided that this exclusivity shall not extend to (i) ADT Canopy; and (ii) ADT’s acquisition of any customer account already using a platform other than the Alarm.com Services.

3.7     [***] to Section [***] of Schedule [***], Alarm.com shall not, either during the Term or after termination of this Agreement, enforce any patent that is presently or hereafter owned by, controlled by, or exclusively licensed to Alarm.com, against ADT, its Affiliates, ADT Dealers, and/or its Subscribers for making or having made, using, selling or importing any technology and/or service used with ADT Canopy, or against any Supporting Canopy Partner to the extent such technology and/or service is used by ADT to provide ADT Canopy (“Canopy Covenant Against Enforcement”); provided however that the Canopy Covenant Against Enforcement shall terminate if Alarm.com terminates this Agreement under Section 1.3 of Schedule 4. For clarity, the Canopy Covenant Against Enforcement shall not preclude Alarm.com from pursuing a claim of infringement against any third party other than claims directly related to ADT Canopy pursuant to the immediately preceding sentence.

[***] = CONFIDENTIAL TREATMENT REQUESTED

4.     ALARM.COM RIGHTS AND RESPONSIBILITIES

4.1    Subject to the terms and conditions of this Agreement and the parties’ compliance therewith, when ADT or an ADT Dealer sells Alarm.com Services to a customer, and such customer executes a Subscription Agreement and becomes a Subscriber, Alarm.com shall be responsible, as between the parties to this Agreement, for using commercially reasonable efforts to provide the Alarm.com Services to such Subscriber during the Term as provided in this Agreement.

4.2     Alarm.com shall, during the Term, permit ADT and the ADT Dealers to access a website for ADT and the ADT Dealers to activate and support Subscribers in connection with the Subscribers’ use of the Alarm.com Services (“ADT Website”), subject to availability and in accordance with Alarm.com’s terms of use and this Agreement.

4.3     Alarm.com shall, at all times, have control over the design, development, management, operation, and maintenance of Alarm.com Services as set forth in this Agreement.

4.4     Alarm.com’s privacy policies and procedures are viewable, during the Term, at Alarm.com’s Customer Website, currently at www.alarm.com, and are subject to change in accordance with their terms.

4.5     The availability of Alarm.com Services is limited to areas of available wireless telemetry coverage. Alarm.com Services are also subject to transmission limitations caused by atmospheric or topographical conditions or other causes.

4.6     When this Agreement becomes effective, the parties shall mutually agree on any press release or other public statement regarding the relationship between the parties and this Agreement. Neither party may issue any press release related to this Agreement without the prior written consent of the other. Except as required by Applicable Law, neither party shall, without the written consent of the other party, in any manner disclose the fact that Alarm.com has furnished or contracted to furnish to ADT the Alarm.com Services and Alarm.com-ready Products, and neither party shall use the name, trade name or trademarks of the other party or its Affiliates in any manner in any of its advertising or marketing literature, customer lists, web sites, press releases or any other document or communication (in electronic or paper form) without the express prior written authorization of the other party’s marketing department.

5.     CUSTOMER SERVICE AND TECHNICAL SUPPORT

5.1     Alarm.com or one or more of its Providers shall provide Dealer Technical Support (as defined below) to ADT during the Term, at no additional cost to ADT, for Alarm.com Services that are provided to Subscribers, between the hours of 9:00 A.M. to 9:00 P.M. EST/EDT, Monday through Friday, 10:00 A.M. to 7:00 P.M. EST/EDT on Saturdays (excluding holidays recognized by Alarm.com), subject to scheduled or unscheduled interruptions because of outages in Alarm.com’s support systems or otherwise. “Dealer Technical Support” means Alarm.com’s commercially reasonable efforts, in accordance with Alarm.com’s then-current technical support policies, to provide ADT a status resolution recommendation for reported technical problems within four (4) business hours following the initial report, provided that this definition of Dealer Technical Support and Alarm.com’s associated policies are subject to change by Alarm.com.

5.2 ADT shall provide all front line customer service and technical support for the Alarm.com Services and Alarm.com-ready Products to its Subscribers. Depending on then-current Alarm.com service offerings and procedures, and subject to availability, ADT employees designated in writing by ADT for access to the ADT Website will receive secure logins and will be able to create and view accounts for Subscribers who are entitled to use Alarm.com Services and access troubleshooting information made available by Alarm.com relating to end-user customer issues, provided that Alarm.com shall have the right to suspend or terminate access to the ADT Website by an ADT employee in the event of a violation by such ADT employee of Alarm.com’s terms of use or this Agreement. ADT may designate a reasonable number of ADT employees who will have such access, subject to Alarm.com' consent which shall not be unreasonably withheld.

[***] = CONFIDENTIAL TREATMENT REQUESTED

5.3    The parties further agree to the terms contained in Schedule 3 (Support, Security & Access) attached hereto.

6.     FEES, BILLING, PAYMENT, AND TAXES

6.1     ADT shall pay Alarm.com the fees set forth in Schedule 2 for Alarm.com Services, the Alarm.com-ready Products and any other amounts payable to Alarm.com pursuant to this Agreement (“Fees”). ADT shall determine, in its sole discretion, the prices at which it sells Alarm.com Services to Subscribers. For the avoidance of doubt, ADT shall pay Alarm.com all Fees for Alarm.com Services and any other amounts due Alarm.com without regard to whether ADT collects fees for such Alarm.com Services or other amounts from Subscribers. All Fees and payments provided for in this Agreement shall be in U.S. Dollars. Except as expressly set forth in this Agreement or an applicable SOW, all costs and expenses are included in the Fees and, and no additional amounts shall be charged to or reimbursed by ADT.

6.2    ADT shall pay Alarm.com the monthly service charge set forth in Schedule 2 (or as set forth in Schedule 7 for the Connect Platform) for each Subscriber using or having access to Alarm.com Services, beginning on the date on which such Subscriber’s account for Alarm.com Services is activated. If, in any quarter, ADT creates more than [***] gross new Subscribers for Alarm.com Services, and the total number of Subscribers exceeds [***], then ADT will be entitled to a [***] for Alarm.com Services during the subsequent quarter. If, in any quarter, ADT creates more than [***] gross new Subscribers for Alarm.com Services, and the total number of Subscribers exceeds [***], then ADT will be entitled to a [***] for Alarm.com Services in the subsequent quarter. If, in any quarter, ADT creates more than [***] gross new Subscribers for the Alarm.com Services, and the total number of Subscribers exceeds [***], then ADT will be entitled to a [***] for Alarm.com Services in the subsequent quarter. If, in any quarter, ADT creates more than [***] gross new Subscribers for the Alarm.com Services, and the total number of Subscribers for Alarm.com Services exceeds [***], then ADT will be entitled to a [***] for Alarm.com Services in the subsequent quarter.

6.3     If the date on which the Subscriber’s account is activated is not the first day of a calendar month, the monthly service charge for the first partial month in which Alarm.com Services are provided will be pro-rated and billed, and shall be paid, in the first billing cycle after the Subscriber’s account has been activated. The final month in which Alarm.com Services are provided shall be paid in full by ADT, and no refunds will be issued should the account be terminated mid-month. Service plan changes that result in a higher monthly service charge will be billed, and shall be paid, in arrears during the next billing cycle. Service plan changes that result in a lower monthly service charge will become effective in the subsequent month and will not be pro-rated during the month in which the change is made.

6.4    At or after the end of each calendar month, Alarm.com will send an invoice to ADT reflecting Subscriber accounts for Alarm.com Services as of the last day of such month, along with a statement of the Fees and other amounts due Alarm.com. Such invoice will display the Subscriber account, the service plan name, the service plan cost, and prorated charges for new accounts.

6.5     ADT shall remit payment to Alarm.com for the total amount of any undisputed Fees set forth in the invoice, in full, within thirty (30) days after the date of the invoice. Payment shall be deemed overdue if any undisputed amount remains unpaid thereafter. Any undisputed amount payable by ADT hereunder which remains unpaid after the due date shall be subject to a late charge equal to [***] percent ([***]%) per month or the highest legally-allowable rate, whichever is lower, from the due date until Alarm.com receives full payment. ADT shall have the right to withhold payment of any amount due to Alarm.com that ADT disputes in good faith, which shall not constitute a material breach of ADT’s payment obligations under this Agreement. With respect to any undisputed amount that should be reimbursed to ADT or is otherwise payable to ADT pursuant to this Agreement, ADT may deduct the entire amount owed to it against the Fees or against the expenses owed by ADT to Alarm.com under subsequent invoices issued by Alarm.com in connection with this Agreement. The parties shall attempt in good faith to resolve such payment disputes in accordance with Section 11.2 below or Alarm.com will have the option to allow ADT to audit Alarm.com’s records relevant to such payment dispute. Any such audit shall be conducted during Alarm.com’s regular business hours and shall not unreasonably interfere with Alarm.com’s business activities. Any unused credits against future payments owed to ADT pursuant to Exhibit A of Schedule 3 shall be paid to ADT within thirty (30) days after the termination or expiration of this Agreement. If the resolution of such a dispute under Section 11.2 determines that ADT is owed any unused credits against future payments, ADT can apply such amounts against subsequent invoices issued by Alarm.com. The making of any payment or payments by, on the behalf of, ADT shall not imply ADT’s acceptance of such items or the waiver of any warranties or requirements of, or rights to make any claims under this Agreement.

[***] = CONFIDENTIAL TREATMENT REQUESTED

6.6 Alarm.com shall have the right to increase these Fees only [***] during the Initial Term (and thereafter [***] per each Renewal Term), by the [***] of (a) [***] percent ([***]%) over the immediately preceding Term’s Fees, or (b) the percentage change in the Consumer Price Index (All Urban Consumers) during the immediately preceding year; provided, however, that the Fees are subject to change at any time by Alarm.com upon sixty (60) days advance written notice to reflect verifiable, extra-ordinary third party cost increases in providing the Alarm.com Services and/or Alarm.com-ready Products directly incurred by Alarm.com in the production or fulfillment of orders for the Alarm.com-ready Products or in providing the Alarm.com Services that are outside of the control Alarm.com (e.g., increases in wireless carrier charges cumulatively during the Term in excess of [***]%, taxes and government or regulatory surcharges specifically relating to the Alarm.com Services, shortages of raw materials, significant changes in Applicable Laws, material changes in transport, import/export costs, and the like) provided the Alarm.com provides ADT with commercially reasonable evidence thereof.

6.7    [***].

6.8    ADT shall be solely responsible for collection and payment of all sales, use, and other taxes or fees associated with the sale by ADT or use by Subscribers of Alarm.com Services or any Alarm.com-ready Product. ADT acknowledges that Alarm.com is a wholesaler of goods and services and does not collect sales or use tax on behalf of ADT. Alarm.com shall be solely responsible for the payment of all other taxes relating to Alarm.com’s net income or gross revenues, including without limitation sales or use tax, value added tax, tariff, duty or any other similar tax imposed on Alarm.com with respect to any labor, equipment, materials, goods or services acquired, used or consumed by Alarm.com in providing the Alarm.com Services and Alarm.com-ready Products to ADT under this Agreement. ADT shall not be obligated to pay any penalties, interest, or late charges to the extent that they are imposed as a result of Alarm.com’s failure to remit such taxes to the taxing authority on a timely basis.

7.     TERM AND TERMINATION

7.1    The term of this Agreement (“Term”) shall begin on the Effective Date and end on the date of expiration or termination of the Agreement, whichever occurs first. Unless terminated in accordance with Schedule 2 (Pricing) or Schedule 4 (Termination & Transition Services), this Agreement shall remain in effect for an initial term of five (5) years (“Initial Term”) and for subsequent renewal terms of one (1) year each (each a “Renewal Term”), unless either party provides written notice of non-renewal at least one hundred eighty (180) days before a Renewal Term would otherwise begin. If a party gives timely written notice of non-renewal, the Agreement shall expire at the end of the then-current Initial Term or Renewal Term.

7.2    Subject to Alarm.com continuing to perform all of its material obligations under this Agreement (including but not limited to provide its Support Services and complying with its pricing obligations), ADT agrees that if the Agreement is not renewed at the end of the Initial Term by either party, then for the first [***] ([***]) years from the end of the Initial Term, ADT will not transition (and cease paying for) or voluntarily terminate Subscribers in each year at a rate that is [***]; provided that under no circumstances shall ADT be obligated to pay any fees for any Subscriber who terminates their account, or whose account is otherwise involuntarily terminated (including but not limited to through settlement, court action, or under Applicable Law). For purposes of illustration, if the Agreement expires after the Initial Term on June 30, 2021 [***].

[***] = CONFIDENTIAL TREATMENT REQUESTED

7.3    Expiration or termination of this Agreement shall not relieve ADT’s obligation to pay all Fees that are owed by ADT as of the date of expiration or termination, nor shall such expiration or termination prevent Alarm.com from pursuing other remedies available to it at law or in equity, including injunctive relief. The following provisions shall survive expiration or termination: Sections 6.1, 6.5, 6.8, 7.2, 7.3, 8, 9.2, 9.3, 9.4, 9.5, 9.6, 10 and 11.

7.4    The parties agree to the additional terms contained in Schedule 2 (Pricing), Schedule 4 (Termination & Transition Services), and Schedule 7 (Connect Platform Terms) attached hereto. For clarity, ADT’s failure to meet its payment obligations as outlined in Section 6 shall be considered a material breach subject to the cure provisions outlined in Schedule 4.

8.     INDEMNITY

8.1     Subject to Section 9.4 below (and, in regard to any Claims by Subscribers, further subject to inclusion by ADT of the language set forth in Schedule 1 in the Subscription Agreement approved for use by ADT and ADT Dealers), Alarm.com shall defend, indemnify, and hold harmless ADT and its Affiliates, and their directors, officers, employees and shareholders, and all of their respective successors and permitted assigns (collectively, the “ADT Indemnified Parties”), from and against any and all third party allegations, suits, claims, actions, liabilities, losses, damages, costs and expenses (including, but not limited to, interest, penalties, reasonable attorneys’ fees and other expenses of litigation) and causes of action of whatsoever kind (collectively referred to as “Claims”) which may be incurred by, asserted against, or recoverable from any ADT Indemnified Party for the following:

(a) any and all Claims made by a third party based upon infringement or misappropriation of any Intellectual Property Right (as defined in Schedule 6 attached hereto) by the Alarm.com Services and Alarm.com-ready Products manufactured by (or for) Alarm.com and provided by Alarm.com under this Agreement;

(b) damage to, destruction of, or loss of property (including ADT Customer Data) or the injury to or death of any person arising out of or in connection with Alarm.com’s negligent performance of its obligations hereunder, except for that portion of such damage or loss that is caused by the negligence of the ADT Indemnified Party;

(c) the negligent or wrongful acts or omissions of Alarm.com or its Personnel;

(d) any defect or deficiency in the design, material, or workmanship of any Alarm.com Services and Alarm.com-ready Products manufactured by (or for) Alarm.com and provided by Alarm.com under this Agreement (“Indemnified Products”) that results in their failure to perform in all material respects with the Documentation or which otherwise materially impairs the performance thereof; and, in regard to any Third Party Products provided by Alarm.com under this Agreement, Alarm.com shall so indemnify ADT to the extent of indemnification obtained by Alarm.com from any applicable third party for such Third Party Product;

(e) Alarm.com’s breach of any representation, warranty or covenant hereunder; and

(f) Any material violation of any Applicable Law in the Territory by Alarm.com.

8.2    Notwithstanding Section 8.1, Alarm.com shall not be obligated to indemnify any ADT Indemnified Parties to the extent of any infringement liability for Claims arising from:

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(a) any portion of an ADT Custom Product (as defined in Schedule 6) that is not also part of a product otherwise distributed by Alarm.com to, or used by Alarm.com with, any third party, where but for its incorporation into the ADT Custom Product, such Claims against an ADT Indemnified Party would not have arisen;

(b) any ADT Custom Product, to the extent that such Claim is based on or caused directly by the written specifications, designs and instructions provided by ADT (or by ADT Dealers, ADT’s Affiliates, or agents at the direction of ADT) to Alarm.com; provided, however, Alarm.com shall notify ADT if Alarm.com has reason to believe or otherwise has knowledge that any such specification, design, or instruction may result in a Claim;

(c) use of the Indemnified Products outside of their ordinary or intended purposes contemplated by their Documentation or in a manner not otherwise authorized by Alarm.com;

(d) use of an Indemnified Product in combination with anything not sold, licensed, or otherwise provided by Alarm.com, unless (1) such use is an ordinary or intended use contemplated by the Documentation (or was otherwise authorized by Alarm.com in writing), or (2) but for the incorporation of the Indemnified Product any resulting infringement would not occur;

(e) any alteration or modifications of an Indemnified Product made other than by Alarm.com or its subcontractors other than as contemplated by the Documentation (or was otherwise authorized by Alarm.com in writing);

(f) failure by ADT to use the latest updated version of, or substitute for, any Indemnified Product provided by Alarm.com free of charge;

(g) use of an Indemnified Product in combination with other products where (1) the infringement or misappropriation Claim is based on such combination, (2) there would be no infringement or misappropriation but for such combination; and (3) there is a commercially reasonable non-infringing use for the Indemnified Product without modification.

(h) any Claim to the extent of which ADT has an obligation to indemnify an Alarm.com Indemnified Party under Section 8.4 hereof.

(i) [***]; provided that under no circumstances shall this exception apply with respect to the Alarm.com Services and Alarm.com-ready Products manufactured by (or on behalf of) Alarm.com and provided by Alarm.com under this Agreement.

8.3    In addition to Alarm.com’s defense and indemnification obligations under Section 8.1, if Alarm.com believes that a Claim is likely to result in a Claim for infringement or misappropriation hereunder or a court of competent jurisdiction enjoining an ADT Indemnified Party from offering, marketing, using, selling, reselling or otherwise distributing any Indemnified Product, Alarm.com shall in its discretion:

(a) modify the Indemnified Product so that it is no longer infringing, provided the modified Indemnified Product shall have the same material functionality of the original Indemnified Product; or

(b) obtain for the ADT Indemnified Parties the right or license to continue to use and license the Indemnified Product.

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SECTIONS 8.1(a) AND 8.3 STATE ADT’S EXCLUSIVE REMEDY FROM ALARM.COM FOR ANY THIRD PARTY CLAIM OF INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT.

8.4    Subject to Section 9.4 below, ADT shall defend, indemnify, and hold harmless Alarm.com and its Affiliates, and their directors, officers, employees and shareholders, and all of their respective successors and permitted assigns (collectively, the “Alarm.com Indemnified Parties”), from and against any Claims that may be incurred by, asserted against, or recoverable from any Alarm.com Indemnified Party for the following:

(a) any and all Claims made by a third party based upon infringement or misappropriation of any Intellectual Property Right by (i) a Third Party Product requested to be integrated with an Indemnified Product to the extent of any indemnification obtained by ADT from any applicable third party for such product, and (ii) an ADT Custom Product to the extent that such Claim is directly caused by the written specifications, designs and instructions for such ADT Custom Product provided by ADT (or by, ADT Dealers, ADT’s Affiliates, or agents at the direction of ADT);

(b) damage to, destruction of, or loss of property or the injury to or death of any person arising out of or in connection with ADT’s negligent performance of its obligations hereunder, except to the extent that such damage or loss is caused by the negligence of any Alarm.com Indemnified Party;

(c) the negligent or wrongful acts or omissions of ADT or its Personnel;

(d) ADT’s breach of any representation, warranty or covenant hereunder; or

(e) any material violation of any Applicable Law by ADT in the Territory.

Notwithstanding the foregoing, ADT shall not be responsible for indemnifying the Alarm.com Indemnified Parties for the acts or omissions of ADT Dealers who have entered into a direct agreement with Alarm.com.

8.5    SECTION 8.4(a) STATES ALARM.COM’S EXCLUSIVE REMEDY FROM ADT FOR ANY THIRD PARTY CLAIM OF INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT.

8.6    The obligations of a party (the “Indemnifying Party”) to defend and to indemnify the other party (the “Indemnified Party”) are subject to the Indemnified Party providing the Indemnifying Party with: (i) prompt written notice of the Claim for which it is entitled to indemnification, provided, however, that the failure to provide such notice shall only release the Indemnifying Party from its obligations solely to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure, (ii) exclusive control over the defense and settlement of such Claim, and (iii) at the Indemnifying Party’s sole expense, reasonable information and assistance to settle or defend any such Claim. Notwithstanding anything to the contrary contained herein, in the event that an Indemnifying Party is unwilling or unable to sufficiently defend a Claim, an Indemnified Party shall be entitled to assume the defense of any Claim with respect to the Indemnified Party, upon written notice to the Indemnifying Party pursuant to this Section 8.6, in which case the Indemnifying Party shall not be relieved of its obligations under Section 8.1 or 8.4, as applicable. The Indemnifying Party will not enter into a settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnified Party shall have the right at its discretion and sole cost to be represented by its own counsel and to participate in (but not control) the defense of any action in which it or any of its Indemnified Parties is named as a party defendant, and the Indemnified Party’s prior written approval will be required for any settlement that reasonably can be expected to require a material affirmative obligation of or result in any ongoing material liability to it or any of its Indemnified Parties.

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8.7    Prior to commencement of this Agreement, Alarm.com shall procure, and for the Term of this Agreement shall maintain, at its sole cost and expense, insurance of the following kinds and amounts, or in the amounts required by Applicable Law, whichever is greater:

(a) Workers’ Compensation insurance prescribed by Applicable Law;

(b) Comprehensive automobile liability covering all vehicles that Alarm.com owns, hires or leases in an amount not less than $2,000,000 (combined single limit for bodily injury and property damage);

(c) Comprehensive General Liability (“CGL”) insurance including Contractual Liability Coverage covering the contractual obligations accepted under this section, with limits not less than $2,000,000 for each occurrence of bodily injury, including death, and $2,000,000 for each occurrence of property damage;

(d) Employers Liability insurance with limits of at least $1,000,000 for each accident, and

(e) Professional Liability Insurance (errors and omissions) with limits of $2,000,000 for each occurrence.

The insurance policies set forth in this Section 8.7 will (i) name ADT as an additional insured, including without limitation, with respect to third-party claims or actions brought directly against Alarm.com or against ADT and Alarm.com as co-defendants and arising out of this Agreement, (ii) include a waiver of subrogation in favor of ADT, and (iii) be written as a primary policy not contributing with any other coverage which ADT may carry. Alarm.com shall provide ADT with certificates of insurance evidencing the required coverage, concurrently with the execution of this Agreement and upon each renewal of such policies thereafter, including a section that obligates the insurer to give ADT at least thirty (30) days prior written notice of any material change or cancellation of such policies. If said CGL policy is written on a “claims made” basis instead of a “per occurrence” basis, Alarm.com shall arrange for adequate time for reporting losses. Failure to provide contractual liability endorsement coverage or adequate reporting time shall be at Alarm.com’s sole risk. The insurance coverages and limits specified herein will not be construed in any way as limits of liability or as constituting acceptance by ADT of responsibility for Claims in excess of insurance coverages or limits. No acceptance and or approval of any insurance by ADT shall be construed as relieving or excusing Alarm.com from any liability or obligation imposed by the provisions of this Agreement.

9.     WARRANTY, DISCLAIMERS, LIMITATIONS, EXCLUSIONS, AND INDEPENDENCE OF THE PARTIES

9.1    The parties agree to the terms contained in Schedule 5 (Product Sourcing & Warranty Terms) attached hereto in regard to the Alarm.com Products; and that Alarm.com shall provide the Alarm.com Services in a professional and workmanlike manner with due care and diligence, to those standards of quality as are customary in Alarm.com’s industry, and in compliance with all applicable Documentation.

9.2     EXCEPT FOR THE WARRANTIES EXPRESSLY GIVEN BY ALARM.COM IN THIS AGREEMENT AND THE DOCUMENTATION, ALARM.COM MAKES NO OTHER REPRESENTATIONS, WARRANTIES, OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. ALARM.COM HEREBY SPECIFICALLY DISCLAIMS ALL OTHER REPRESENTATIONS, WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

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9.3     IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES OR PROVIDERS OR ADT DEALERS BE LIABLE UNDER THIS AGREEMENT FOR ANY LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES OF ANY KIND, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR NEGLIGENCE, OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF A LIMITED REMEDY FAILS OF ITS ESSENTIAL PURPOSE OR IS DEEMED UNCONSCIONABLE. THE EXCLUSION OF DAMAGES IN THIS SECTION 9.3 IS INDEPENDENT OF ANY AGREED REMEDY.

9.4     NEITHER PARTY’S TOTAL LIABILITY TO THE OTHER FOR ANY AND ALL CLAIMS UNDER THIS AGREEMENT SHALL EXCEED [***]. THE FOREGOING EXCLUSIONS OF AND LIMITATIONS ON LIABILITY SHALL NOT APPLY TO (A) AMOUNTS PAYABLE IN RESPECT OF INDEMNIFICATION FOR INFRINGEMENT CLAIMS UNDER ARTICLE 8, (B) DAMAGES ARISING FROM OR RELATING TO (I) BREACHES OF THE CONFIDENTIALITY OR THE SECURITY REQUIREMENTS SECTIONS OF THIS AGREEMENT, OR (II) MISAPPROPRIATION OF OR NEGLIGENCE WITH RESPECT TO ADT CUSTOMER DATA, OR (III) A PARTY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

9.5     EACH PARTY EXPRESSLY UNDERSTANDS AND AGREES THAT IT HAS NO CONTRACTUAL RELATIONSHIP WHATSOEVER WITH A WIRELESS SERVICE PROVIDER OR ITS AFFILIATES OR CONTRACTORS BY VIRTUE OF THIS AGREEMENT AND THAT IT IS NOT A THIRD PARTY BENEFICIARY OF ANY AGREEMENT BETWEEN THE OTHER PARTY AND THE UNDERLYING CARRIER.

9.6     The parties are independent contractors and neither party shall represent itself as an employee or agent of the other. All costs, charges, and expenses incurred by ADT in connection with marketing, sales, sales promotion, advertising, publicity, travel expenses, postal fees, sales commissions, salaries, and expenses of representatives and employees will be at the sole cost and expense of ADT.

10.     INTELLECTUAL PROPERTY AND CONFIDENTIALITY

10.1 Alarm.com hereby grants ADT a limited, non-exclusive, non-transferable, royalty-free license during the Term to use Alarm.com trademarks and service marks (collectively “Marks”) specified in writing by Alarm.com solely for the purpose of marketing and selling Alarm.com Services in accordance with this Agreement. All right, title, and interest in and to all Marks, and all goodwill associated with the use of such Marks, is and shall remain solely owned by Alarm.com. ADT shall use the Marks in the form provided and in conformance with any trademark usage policies of Alarm.com, as provided from time to time.

10.2 ADT hereby grants Alarm.com a limited, non-exclusive, non-transferable, royalty-free license during the Term to use the ADT’s trademarks and service marks solely for the purposes of and delivering Alarm.com Services to ADT’s Subscribers. All right, title, and interest in and to all ADT trademarks and service marks, and all goodwill associated with the use of such marks, is and shall remain solely owned by ADT. Alarm.com shall use ADT trademarks and service marks, if at all, in the form provided and in conformance with any trademark usage policies of ADT, as provided from time to time.

10.3 ADT acknowledges and agrees that Alarm.com-ready Products do or may contain proprietary software and/or firmware of Alarm.com (“Embedded Software”), which is embedded under a license from Alarm.com, and that all right, title, and interest, including all Intellectual Property Rights, in and to the Embedded Software, the ADT Website, the Customer Website, any other Alarm.com Interface, any Documentation, and all other Alarm.com materials (cumulatively, all the foregoing, “Alarm.com Materials”), and in or to Alarm.com Services, is and shall remain solely owned by Alarm.com, and no such right, title, or interest therein shall pass to ADT, any Subscriber, or any other Person under this Agreement. ADT shall not use the Alarm.com Materials or Alarm.com Services in any manner or for any purpose other than in accordance with this Agreement.

[***] = CONFIDENTIAL TREATMENT REQUESTED

10.4     The primary brand of the Alarm.com Services and Alarm.com-ready Products offered by ADT and ADT Dealers in connection with this Agreement will be ADT or Pulse. The subordinate brand for the consumer-facing offering shall be Alarm.com or “powered by Alarm.com.” The Alarm.com offering shall not be labeled or branded or offered as a “basic”, “affordable”, or other type of sub-premium offering relative to other ADT solutions.

10.5     ADT shall not cause, perform, or permit the copying, decompilation, disassembly, or other reverse engineering of any Alarm.com Materials or Alarm.com Services or the transferring (except for Embedded Software, as embedded in an Alarm.com-ready Product, to a Subscriber to whom such Alarm.com-ready Product is sold) of all or any part of any of the foregoing to any other Person. ADT shall not use any Alarm.com Materials or Alarm.com Services or its access to any of the foregoing to design, build, market, or sell any similar or substitute product or service other than in accordance with this Agreement.

10.6 ADT shall not remove, deliver, or otherwise provide any Alarm.com Services or Alarm.com Materials to any location outside the Territory and shall fully comply with all relevant export laws and regulations of the United States to ensure that neither the Alarm.com Materials or Alarm.com Services, nor any direct product thereof, is exported, directly or indirectly, in violation of Applicable Law.

10.7 Each party shall hold all Confidential Information (as defined below) of the other in confidence. Without limiting the foregoing, each party shall safeguard all Confidential Information of the other at least to the extent it safeguards its own confidential information and in any event with the utmost care, and shall not use or permit the use of any such Confidential Information for any purpose other than the performance of its obligations under this Agreement. Each party shall not disclose or permit the disclosure of any Confidential Information of the other to any Person other than its employees who have a need to know the information for performance of its obligations under this Agreement and who is contractually bound by confidentiality obligations to at least as protective of the Confidential Information as those set forth herein. Notwithstanding the foregoing, a party may disclose Confidential Information of the other party if and to the extent required by Applicable Law, but only if it has given written notice of the impending disclosure to the other party as far in advance of the disclosure as possible or, if advance disclosure is not possible, at the time of disclosure. “Confidential Information” means any information or materials disclosed by a party or otherwise learned from the other party, including any information or materials relating to a party’s customers, plans, pricing, strategy, or technology, that are marked confidential, or that by their nature should be reasonably understood to be confidential, except if and to the extent such information or materials (a) are or become part of the public domain through no act or omission of the party receiving it, (b) were in that party’s lawful possession before being disclosed to or otherwise learned by it from the other party and had not been obtained by that party either directly or indirectly from the other party, (c) are lawfully disclosed to that party by a third party without restriction on disclosure, or (d) are independently developed by that party. For clarity, ADT Confidential Information includes ADT Customer Data.

10.8     The parties agree to the additional terms contained in Schedule 6 (Product Development & Intellectual Property) attached hereto.

11.     GENERAL TERMS

11.1 THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICT-OF-LAW RULES, SHALL GOVERN THIS AGREEMENT AND ALL CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF. THE UNITED NATIONS CONVENTION FOR THE INTERNATIONAL SALE OF GOODS SHALL NOT APPLY TO THIS AGREEMENT IN WHOLE OR IN PART.

[***] = CONFIDENTIAL TREATMENT REQUESTED

11.2 Any controversy or dispute between the parties arising out of or relating to this Agreement, or the breach thereof, shall be resolved as set forth in this Section. The parties shall attempt in good faith to resolve such disputes. If any dispute remains unresolved for a period of thirty (30) days from the date a party was first provided notice thereof, the parties shall escalate resolution of the issues to each party's executive management level. If the dispute remains unresolved for an additional ten (10) business days because the executive management level contacts are unable to resolve such dispute, then the parties may proceed with all remedies available at law or in equity; provided however that all disputes regarding payments or credits shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, subject to the provisions of this Agreement, including this Section 11.2 and Section 11.3, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The costs of arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties. Each party shall bear its own costs and attorneys’ fees for preparing and presenting its case. The parties agree that this Section 11.2 and the arbitrator’s authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. (“USAA”), the provisions of this Agreement, and the ABA-AAA code of Ethics for Arbitrators in Commercial Disputes. In no event shall the arbitrator(s) have the authority to make any award that provides for punitive or exemplary damages. The decision of the tribunal shall follow the plain meaning of the relevant documents. Notwithstanding the foregoing resolution process, each party shall have the right to seek immediate injunctive relief in any court of competent jurisdiction with respect to any breach by the other party of its obligations under this Agreement, including any breach affecting Confidential Information, Intellectual Property Rights or any other proprietary rights, or business reputation. In no event shall a party bring any class action lawsuit against the other or any other beneficiary of the indemnification set forth in Section 8 or be a representative plaintiff or plaintiff class member in any such lawsuit.

11.3 This Agreement, along with the Alarm.com Terms, contains the entire agreement and understanding between the parties concerning its subject matter. This Agreement supersedes all prior proposals, representations, agreements, and understandings, written or oral, concerning its subject matter and the terms in any ADT purchase order or other ADT ordering document. No amendment to this Agreement shall be effective unless it is in writing and signed by the parties. No other act, document, usage, or custom shall be deemed to vary or amend this Agreement. Neither party shall be deemed to have waived a provision of this Agreement except in a signed writing. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement. Alarm.com and ADT intend that all disclaimers of warranties, limitations of liability, and exclusions of damages in this Agreement shall be upheld and applied to the maximum extent permitted by Applicable Law.

11.4 All language used herein shall be deemed to be the language jointly chosen by the parties, and no rule of strict construction shall be applied against a party based on its role in drafting any portion of this Agreement. Captions are for convenience only and do not affect the meaning of any provision. Each reference in this Agreement to a Section or a Schedule refers to a Section or a Schedule of this Agreement.

11.5 All notices required or permitted under this Agreement will be in writing and will be deemed received when (i) delivered personally; (ii) when sent by confirmed fax; (iii) three days after having been sent by registered or certified mail; or (iv) one day after deposit with a recognized commercial express courier specifying next day delivery at the addresses set forth herein, or at such other address as a Party may have identified by notifying the other Party in accordance with this Section 11.5.

11.6 Neither party nor any of its Affiliates or Providers shall have any liability for any nonperformance or deficiency of performance resulting from the negligence or willful act of the other party, Subscriber, or any other Person, any act of God, fire, war, terrorism, riots, government authorities, default of supplier, or any other cause beyond the control of such party or its Affiliates or Providers.

[***] = CONFIDENTIAL TREATMENT REQUESTED

11.7 Except as otherwise provided for in this Agreement, neither party may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may assign all its rights, duties and obligations under this Agreement to an acquirer of all of its assets, business or stock or to a successor by merger or consolidation, provided that the assignee agrees in writing with the non-assigning party to be bound by the terms of this Agreement, or to an Affiliate or Affiliates of the party. In the case of an assignment to an Affiliate, the assigning party shall be liable for the obligations of the Affiliate hereunder. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section will be void.

11.8 The official text of this Agreement shall be in the English language as used in the United States, and any interpretation or construction of this Agreement shall be based on the English language text. If and insofar as there is a discrepancy between the English language of this Agreement and a translated version of thereof, the English language shall prevail.

11.9 Each party signifies its assent to this Agreement by signing the Agreement in the indicated signature block and faxing or otherwise providing it to the other party. Alarm.com signifies its assent to this Agreement by signing this Agreement and returning it to ADT. Alarm.com, at its option, may sign a counterpart of this Agreement other than the counterpart assented to by ADT. The parties intend that facsimile signatures shall have the same binding effect as originals. The individual signing on behalf of ADT represents and warrants that he or she is a representative of ADT duly authorized by ADT to signify ADT’s assent to this Agreement. The individual signing on behalf of Alarm.com represents and warrants that he or she is a representative of Alarm.com duly authorized by Alarm.com to signify Alarm.com’s assent to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ALARM.COM INCORPORATED Signature: _____________________________ Name: ________________________________ Title: _________________________________ Date: _________________________________	ADT LLC Signature: _____________________________ Name: ________________________________ Title: _________________________________ Date: _________________________________

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The Schedules attached to this Agreement are hereby incorporated by reference herein and made a part hereof; and include the following:

Schedule 1 - Subscriber Agreement Terms
Schedule 2 - Pricing
Schedule 3 - Support, Security & Access
Schedule 4 - Termination & Transition Services
Schedule 5 - Product Sourcing & Warranty
Schedule 6 - Product Development & Intellectual Property
Schedule 7 - Connect Platform Terms

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Schedule 1 - Subscriber Agreement Terms

Each Subscription Agreement must contain the following terms (or terms with substantially similar effect):
“ADT or the ADT Dealer, as applicable may use one or more subcontractors, vendors or licensors to provide installation, repair, monitoring, communications, signal transmission services (including cellular transmission, Internet and/or VoIP services) or other services. To the extent permitted by law, the limitations of liability set forth in this Agreement shall apply to the work, products or services that ADT or the ADT Dealer’s subcontractors, vendors and licensors provide, and shall apply to them and protect such subcontractors, vendors and licensors in the same manner as it applies to and protects ADT or the ADT Dealer.”

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Schedule 2 - Pricing

1.    Background Considerations. The parties recognize that the prices Alarm.com sets when an account is created are intended to be the price of the account for the life of the communication gateway servicing that account. At times, Alarm.com's costs are directly a function of the gateway's messaging efficiency. Alarm.com may also subsidize the hardware costs at time of sale in anticipation of a certain ongoing recurring revenue stream. Alarm.com may commission its sales representative based on the expected lifetime value of the recurring service revenue, or Alarm.com may have offered the account originating dealer a special rebate or SPIFF in anticipation of a certain revenue stream. Alarm.com may have provided banks and investors with financial forecasts which anticipate already negotiated rate structures to remain intact, and lastly, Alarm.com's economic terms with the cellular carrier used when the communications gateway is deployed may be fixed and different than the economics required to deploy services to a home or business today. For these and other reasons, Alarm.com does not retroactively change the prices for units that have already been placed in service.
Likewise, when ADT creates a new Subscriber, ADT establishes a certain monthly rate with the Subscriber, and commits to certain account creation capital costs which anticipate a prescribed value of a recurring revenue stream from the newly created account. It would be difficult for ADT to manage its business if Alarm.com increased the Alarm.com costs for accounts that ADT has already placed into service. For these and other reasons and except as otherwise permitted by the Agreement, Alarm.com agrees that it will not increase the prices for accounts that have already been placed into service unless it has incurred verifiable third party cost increases (taxes, communication costs, etc.).
With these considerations in mind, the parties have established the pricing terms set forth in this Schedule 2 for the Alarm.com Services other than in relation to the Connect Platform, the pricing terms for which are set forth in Schedule 7 (Connect Platform Terms).
2.    Basic Fee Structure. Alarm.com’s total charge to ADT for the Alarm.com Services (“Fees”) are based on the combined gross number of Subscribers whose account is activated in a calendar month under this Agreement (the “Monthly Account Creation Rate”). For clarity, any Bulk Account Acquisition of Subscribers activated prior to the Effective Date of this Agreement or of accounts activated by any entity acquired by ADT that was already an Alarm.com Dealer as of May 1, 2014 shall be excluded from this Monthly Account Creation Rate. The Fees will apply regardless of whether the installation uses a single communication path (either a managed cellular network or an unmanaged broadband service path), or a dual communication path (either a managed cellular path and an unmanaged consumer broadband service path), and are inclusive of all costs, including cellular costs (where applicable) related to managing a managed and supervised wireless connection and apply irrespective of wireless carrier.
3.    Fees for New Accounts. From December 1, 2014 through December 31st, 2015 (the “Ramp Up Period”), Alarm.com shall charge ADT a monthly Fee that is no more than the applicable amount shown in column C of the chart below for each Subscriber whose account is activated under this Agreement - unless ADT's Monthly Account Creation Rate qualifies for the Fees in columns D, E, or F, in which case Alarm.com shall charge ADT a monthly Fee for each such Subscriber that is no more than the amount shown in the column applicable to the Monthly Account Creation Rate during the month in which that Subscriber is activated. Upon the expiration of the Ramp Up Period, Alarm.com shall calculate an average Monthly Account Creation Rate for the preceding three months and reset the Fees in accordance with the chart below for Subscriber accounts activated thereafter (i.e., all previously activated Subscribers remaining at their already established Fee). Upon each one year anniversary thereafter, Alarm.com shall reset the Fees in the same manner for Subscribers activated thereafter, but using an average Monthly Account Creation Rate over the preceding twelve months. As of the Pricing Effective Date (as defined below in Section 9(b) of this Schedule 2), the following pricing shall apply for both the US and Canada:

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Alarm.com Services	ADT Monthly Fee Per Subscriber Based on Average Monthly Account Creation Rate
	[***]-[***]	[***]-[***]	[***]-[***]	[***]-[***]	[***]-[***]	[***]+
	A	B	C	D	E	F
WSF	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Interactive w/ 2- way voice	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Interactive + Automation	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Interactive Gold	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Commercial Interactive Gold	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Pro Video	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Video 24x7	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Video Expansion Packs	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
One Time Connection Fee	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

•	Wireless Signal Forwarding (WSF) includes [***] and all enterprise management capabilities associated with AirFX as well as the Business Intelligence module.

•
Interactive includes all of the features of Wireless Signal Forwarding, as well as Level 2 Smash and Crash, remote arming, push notices with up to 30 sensors and geo-fences, and cellular 2-Way Voice. Interactive + Automation includes all of the features of Interactive as well as enhanced automation of thermostats, lights, and locks, and garage doors, as well as five day weather and severe weather alerts as free add-ons.

•	Interactive Gold includes all of the features of Interactive + Automation as well as Image Sensor photo notifications and Identity Theft Protection.

•	Commercial Interactive Gold includes all features of Interactive Gold as well as Arming Supervision, Arming/Disarming reports, multi-site management, and enterprise business intelligence reports.

•	Pro Video includes support for up to 4 cameras, with 1,000 clips of cloud storage and 1,000 clip uploads per month.

•	Video 24x7 provides continuous recording service and requires a Pro Video subscription and a Streaming Video Recorder.

•	Video Expansion Packs require a Pro Video subscription and allow support for up to an additional 4 cameras, as well as 5,000 clips of cloud storage and 5,000 clip uploads per month.

•	In addition to the above capabilities, the following business tools will be included at [***] to ADT: [***], [***], and [***].
If [***] does not meet the volume commitment contained in Section 9(a) of this Schedule 2 of the Agreement, then Alarm.com may charge for all ADT accounts in [***] an [***] of up to $[***] per [***] for each of [***], [***], [***], and [***] account when used in [***].
4.    Fees for Existing Subscribers. Except as set forth herein, the current fee structure for all Subscribers whose accounts are active as of the Effective Date of this Agreement shall not be changed unless mutually agreed by the parties. Notwithstanding the foregoing, with respect to the Alarm.com accounts held by Reliance Protectron as of December 1, 2014, upon the occurrence of a Trigger Event, all such Alarm.com accounts held by Reliance Protectron as of the December 1, 2014 shall be [***] such that every [***] ([***]) [***] from the [***]of the [***] the [***] for such [***] shall be [***] to [***] ([***]) of the [***]the prices [***] to [***] and the [***] for [***] as of the [***] of the [***].  A “Trigger Event” shall be deemed to have occurred when both of the following conditions have been met: (i) ADT notifies Alarm.com that all ADT Dealers in Canada are permitted to activate Alarm.com accounts and such accounts will be funded by ADT (or its Affiliates); and (ii) on the date ADT notifies Alarm.com of the condition set forth in (i), the gross number of Alarm.com accounts activated by Reliance Protectron in the immediately preceding [***] is at least [***]% of the gross Alarm.com activations by Reliance Protectron in the corresponding [***]period the year prior. For the avoidance of doubt, all new accounts created by Reliance Protectron after December 1, 2014 shall be at the ADT rates set forth in this Agreement (including the Canadian fees as applicable).

[***] = CONFIDENTIAL TREATMENT REQUESTED

5.    Fees for Bulk Account Acquisitions. If the closing date of any Bulk Account Acquisition occurs during a month that ADT qualifies for the Fees in columns D, E, or F in the chart in Section 3 above and the total number of Alarm.com accounts so acquired is fewer than [***] ("Qualifying Transaction"), the Fees charged by Alarm.com to ADT after the closing date thereof shall be [***]. Such [***] of Fees shall be implemented as a [***] of the monthly Fee paid by ADT for each such Subscriber after the closing date of the Bulk Account Acquisition as follows:

[***] After the [***] of a Qualifying Transaction
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]:	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%
Note: The [***] per [***] is cumulative such that the [***] between the [***] and the [***] fee is [***] by [***]% as of [***] after the [***] of the Qualifying Transaction. For example, if the [***] for an acquired account is $[***] as of the closing date of the Qualifying Transaction and the [***] fee is $[***] as of that same date, then starting in [***] following the [***] the fee for that account will be [***] by $[***] to $[***] and in [***] by another $[***] to $[***], etc. until as of [***] the fee be $[***].
If ADT incurs the cost to physically replace the existing Alarm.com gateway for any Subscriber acquired as part of a Qualifying Transaction with a new Alarm.com-approved gateway, the Fee for such Subscriber will be then prevailing rate that ADT is charged for new accounts at the time of the change (i.e., the Subscriber will be treated as a new activation under Section 3 above).
For clarity, the [***] of Fees set forth in this Section 5 shall not apply if the total number of Alarm.com accounts acquired as part of a Bulk Account Acquisition is greater than [***].
6.    Equipment Pricing. The following equipment shall be available for ADT to purchase from Alarm.com directly, with ground shipping included:

Part Description	Price
Image Sensor (for any supported panel)	$[***]
Image Sensor w/ Daughterboard *	$[***]
Indoor Wireless Fixed IP Camera	$[***]
Indoor Wireless Fixed IP Camera w/ Night Vision	$[***]
Indoor Wireless Pan/Tilt Camera	$[***]
Indoor PoE Dome Camera	$[***]
Outdoor PoE IP Camera w/ Night Vision	$[***]
Outdoor Wireless IP Camera w/ Night Vision	$[***]
Single Channel Analog to IP Video Server	$[***]
4-Channel Analog to IP Video Server	$[***]
Streaming Video Recorder w/ 1TB Storage	$[***]
Streaming Video Recorder w/ 2TB Storage	$[***]
*The Image Sensor with Daughterboard configuration sold by Alarm.com is only required for [***] panels.

[***] = CONFIDENTIAL TREATMENT REQUESTED

7.    Equipment Upgrades. Alarm.com recognizes that ADT owns Subscriber accounts whose equipment utilizes the 2g GSM network and that those accounts may need to be upgraded to newer generation technology in the coming years. Alarm.com will invest in this replacement initiative by offering to sell directly to ADT CDMA3g and LTE radios for use with the [***] and [***] panels for $[***] and $[***], respectively. Furthermore, Alarm.com will offer ADT a $[***] credit per Subscriber account that is upgraded from a non-Alarm.com 2g radio to an Alarm.com CDMA 3g or LTE radio, and will design a replacement process to be used by ADT for this initiative that will facilitate the exchange of information required to qualify for and process these credits. The radios that Alarm.com will provide to ADT for this upgrade will enable interactive services inclusive of z-wave services. If ADT intends to leave the account on a basic alarm service, the radio upgrade will enable ADT to offer a Pulse/Alarm.com service in the future to these Subscribers, or as an inducement in the present to drive upgrade activity. Upon the upgrade of a Subscriber account from a 2g to 3g/LTE Alarm.com module, the monthly Fee for such Subscriber account will be changed to the then prevailing rate ADT is charged for new accounts at the time of upgrade (i.e., the Subscriber will be treated as a new activation under Section 3 above).
8.    Currency Exchange Rate Provisions. The Alarm.com Fees due from ADT for all Subscribers in Canada shall be paid in US Dollars, provided the exchange rate between the U.S. Dollar and the Canadian Dollar is within plus or minus [***]% of equal par value (i.e., $1.00 USD = $1.00 CD). In the event the exchange rate is greater than [***]% equal par value as of the date of invoice from Alarm.com, the Fees due from ADT to Alarm.com shall be adjusted by [***] of the percentage difference beyond the [***]% threshold. This adjustment will be performed on a monthly basis, as of the date of the invoice and based upon the Canada/US exchange rate published by the Bank of Canada. By way of example, if as of the date of invoice one U.S. Dollar can be exchanged for [***] Canadian Dollars, then no adjustment shall be made to the amount due from ADT to Alarm.com in U.S. Dollars. By way of another example, if as of the date of invoice one U.S. Dollar can be exchanged for [***] Canadian Dollars, then the amount due from ADT to Alarm.com in U.S. Dollars shall be reduced by [***]% (calculated as [***] of [***]% beyond the [***]% threshold). Beginning January 1, 2016, Alarm.com shall bill ADT for its accounts located in Canada in Canadian Dollars as follows: (a) for customers that were created prior to the Pricing Effective Date, Alarm.com shall convert the US Dollar price per account in effect on January 1, 2016 into Canadian Dollars using the exchange rate provision in this Section 8 of Schedule 2 of the Agreement and that shall be ADT’s price in Canadian Dollars for each month thereafter. By way of example, if on January 1, 2016 Alarm.com is billing ADT $5.00 USD for an account located in Canada that was created on October 31, 2015, and the exchange rate published by the Bank of Canada on January 1, 2016 is 1.35, then on January 1, 2016 Alarm.com shall convert the $5.00 USD into $6.13 CAD and bill ADT at that rate for that account for each billing cycle thereafter; and (b) for customers created on or after the Pricing Effective Date, Alarm.com shall bill ADT in Canadian Dollars at the applicable rates above pursuant to the performance objectives outlined in this Schedule 2 of the Agreement. For the avoidance of doubt, Alarm.com shall bill ADT, and ADT shall pay, for its customers located in the US in US Dollars at the applicable rates above pursuant to the performance objectives outlined in this Schedule 2 of the Agreement.
9.    Canada-Specific Pricing Provisions.
(a)ADT Canada Volume Commitment. ADT agrees that the collective ADT and Protection One Affiliates operating in Canada (“ADT Canada”) will create at least [***] ([***]) accounts using the Alarm.com Services during each calendar year during the Term on the Telus network. All pricing and billing terms contained in Section 3 of this Schedule 2 of the Agreement as applied to ADT Canada are contingent upon ADT Canada satisfying this commitment. Failure of ADT Canada to meet this commitment shall not be a breach of this Agreement.
(b)Pricing Effective Date. All price adjustments contained in Section 3 of this Schedule 2 of the Agreement shall be effective for customers created on or after November 1, 2015 (the “Pricing Effective Date”).

[***] = CONFIDENTIAL TREATMENT REQUESTED

(c)Fees For Existing Accounts. On the Pricing Effective Date, Alarm.com will [***] the Fees charged to ADT Canada for all Subscriber accounts created on or before the Pricing Effective Date by [***]. [***].

[***] = CONFIDENTIAL TREATMENT REQUESTED

Schedule 3 -Support, Security & Access

1.    SUPPORT SERVICES & DISASTER RECOVERY

1.1     Support Services

(a)    Alarm.com shall be responsible for providing support services in accordance with this Schedule 3 and as further specified in Exhibit A hereto (“Support Services”). Alarm.com shall at all times provide Support Services for all versions of the Alarm.com Services and Alarm.com-ready Products in use by Subscribers (including but not limited to the Connect Platform). In the event that Alarm.com decides to cease providing Support Services to any version or release of the Alarm.com Services, then Alarm.com shall provide ADT with notice at least [***] ([***]) months prior to the effective date of Alarm.com’s cessation of Support Services to any of its Subscribers for such version or release if more than [***]% of the Subscribers will potentially be impacted. If more than [***]% of the Subscribers, but less than [***]% of Subscribers will be impacted, then Alarm.com shall provide ADT with notice of at least [***] ([***]) months. If fewer than [***]% of Subscribers will be impacted, then Alarm.com shall provide ADT with notice of at least [***] ([***]) months.

(b)    Alarm.com will be responsible for resolving all support issues and coordinating support with third party vendors. Alarm.com will provide Tier 2 Support to ADT and ADT Dealers, as well as support for system-wide problems with Alarm.com Services, all as further described in Exhibit A. The parties intend that ADT will provide Tier 1 Support to Subscribers.

(c)    Each party shall designate technical support contacts and provide telephone hotline and cell phone numbers as a part of the Support Services detailed in Exhibit A.

(d)    For clarity, Alarm.com’s failure to perform any of its obligations under the Support Services shall be a default in a material obligation under Section 1.3 of Schedule 4.

1.2    Business Continuity and Disaster Recovery. “Business Continuity” means the process of developing plans and capabilities, and performing activities designed to prevent, mitigate, respond to and recover from circumstances that substantially degrade or inhibit Alarm.com’s ability to provide the Alarm.com Services to ADT. “Disaster Recovery” means the subset of Business Continuity that focuses on responding to and recovering from circumstances that substantially degrade or inhibit Alarm.com’s ability to provide the Alarm.com Services to ADT.

(a)    Business Continuity and Disaster Recovery Management Program. In order to ensure Services and service levels described in the Agreement and the Business Continuity and Disaster Recovery requirements for business operations included in Exhibit B, Alarm.com will:

(i)    Develop and maintain a process for Business Continuity throughout the organization that addresses Alarm.com and its Providers’ Business Continuity so that the provision of the Alarm.com Services provided under the Agreement to ADT is substantially uninterrupted.

(ii)    Identify events that can cause material interruptions to business processes, along with the probability and impact of such interruptions and their consequences for information security.

(iii)    Develop and implement plans to maintain or restore operations and ensure availability of information at the required level and in the required time scales following interruption to, or failure of, critical business processes. Alarm.com further agrees not to make any material changes to its Business Continuity Plan that will result in a reduction of Alarm.com’s level of support for its Disaster Recovery services provided hereunder.

[***] = CONFIDENTIAL TREATMENT REQUESTED

(iv)    Test and update its Business Continuity Plan and Disaster Recovery Plan every [***] ([***]) months to ensure that they are up to-date and effective. Alarm.com represents that the Business Continuity and Disaster Recovery Plans described in Exhibit C are complete and accurate descriptions of Alarm.com’s Business Continuity Plan and Disaster Recovery Plan for business operations as of the Effective Date of the Agreement.

1.3    Bug Lists. Using the ADT Website, ADT may provide Alarm.com with a list of any suspected failure of the Alarm.com Services and/or Alarm.com-ready Products to operate in material conformance with the Documentation (“Error”) and Alarm.com shall maintain and timely update a complete listing of all such Errors. Alarm.com shall also maintain a list of any known material Error that is adversely affecting the provision of the Alarm.com Services (irrespective of how Alarm.com learned of the Error), which Alarm.com shall also maintain on the ADT Website or other location reasonably accessible by ADT. For each such Error, such listing shall include a description of the problem, indication of the priority assigned to the problem, the current status of the problem, and the manner in which the Error was resolved as applicable. Upon request, Alarm.com shall provide ADT with the list. Alarm.com will use commercially reasonable efforts to address such Errors as part of the Support Services and nevertheless in accordance with applicable industry standards and best practices.

2.    HOSTED ENVIRONMENT; ACCESS TO ADT-SPECIFIC ENVIRONMENT

2.1 Hosting Location. Except for the Connect Platform and software supporting it (which shall remain hosted by ADT unless and until otherwise mutually agreed), the Alarm.com Services provided to ADT hereunder and all ADT Data (as defined in Exhibit B to Schedule 3), will be exclusively hosted from the servers located at Alarm.com’s NOC’s located at [***] and [***]. Alarm.com shall not cause nor allow the Alarm.com Services provided to ADT hereunder or the ADT Data to be moved to, operated from, or hosted from any other facility without obtaining ADT’s prior written consent, such consent not to be unreasonably withheld or delayed. If Alarm.com desires to make such a change, Alarm.com shall notify ADT at least ninety (90) days in advance and in writing and allow the applicable ADT Personnel to perform a security review (which may, at a minimum, include the items described in the Security Requirements Schedule set forth in Exhibit B hereto) of the proposed replacement facility. ADT shall have the right to reject any change to the hosting facility or its location based on a good faith determination by ADT that the new facility does not provide security at least equal to the security provided by the current facility, it being understood that ADT shall not unreasonably withhold or delay consent to an Alarm.com’s proposed change of hosting facility provided that such proposed change of hosting facility will have no negative impact on the agreed upon Service Level Agreement (described in Exhibit A) and any such change will be at no additional cost to ADT.

2.2 ADT-Specific Environment. At ADT’s direction, Alarm.com will create a dedicated ADT Network Operations Center (“ADT NOC”), so long as ADT has in service at least [***] Subscribers using the Alarm.com Services (the “NOC Threshold”). The ADT NOC is intended to ensure business continuity for ADT in the event that Alarm.com is unwilling or unable to provide continued service to ADT or in the event that Alarm.com is purchased by an ADT Competitor (as defined in Schedule 4). Alarm.com, again at ADT’s request and assuming the same Subscriber thresholds for the ADT NOC, will create a second dedicated ADT Network Operations Center (“ADT Failover NOC”) that will mirror the ADT NOC for additional redundancy. ADT will initiate the ADT NOC deployment by sending a written request to Alarm.com (the “NOC Standup Request”) when it has satisfied the number of Subscribers and is prepared to capitalize the development of an additional dedicated ADT NOC or NOCs depending upon the redundancy requirements. Alarm.com will complete the NOC standup activity within [***] ([***]) days of receiving the ADT NOC Standup Request. Once the ADT NOC’s are in operation, Alarm.com will take all commercially reasonable steps to ensure (and in any event will not interfere with) ADT’s virtual and physical access to, and operation of, the ADT NOC or ADT Failover NOC at any time during the Term and the period of the Transition Services. In the event ADT elects to operate the ADT NOC or ADT Failover NOC, Alarm.com shall be relieved from a support obligation under this Schedule 3 to perform a specific function in regard thereto to the extent that ADT has agreed to accept the responsibility for performing such function (for example, if ADT has agreed to be responsible for operating the NOC networking infrastructure, then Alarm.com would not be obligated to manage such operation). Alarm.com shall nevertheless remain responsible for its obligations under the Agreement for the ADT NOC and ADT Failover NOC not under such control of ADT.

[***] = CONFIDENTIAL TREATMENT REQUESTED

2.3    Requirements for ADT NOC’s. The ADT NOC’s shall be logically separate from the remainder of Alarm.com’s NOC’s using channels dedicated to ADT, which may include without limitation dedicated telephone numbers, IP address ranges and/or domains (if DNS aware), and/or APN; a separate signal processing level (whether separate from or embedded with an application); and separate application servers, database, and messaging architecture (“Dedicated Channel”). The parties shall mutually agree as to any additional physical infrastructure that may be used for the ADT NOC (e.g., servers, separate cage, storage, receivers, and signal processors); provided however that the physical infrastructure for the ADT NOC’s must remain scalable, in accordance with applicable industry standards and best practices, such that the performance and Availability of the Alarm.com Services is not impacted thereby. With the exception of the Alarm.com IP (which is addressed elsewhere in the Agreement), all hardware and software for the ADT Dedicated Channels shall be owned by, or licensed directly to, ADT and shall be freely transferable by ADT at any time.

2.4    Cost of the ADT NOC’s. The costs associated in building the ADT NOC and ADT Failover NOC will be borne by ADT. This would include costs for acquiring equipment, software licenses, and all other components required to clone the Alarm.com system at the time of replication and costs for running the instance including any incremental additional facilities, network, power and other operational costs due to the ADT NOC’s. Alarm.com will license its software to the ADT NOC and ADT Failover NOC free of any additional charges with such license fees covered in the monthly Fees per Subscriber that Alarm.com charges ADT pursuant to Schedule 2. Alarm.com will incur additional labor costs for initially building and then operating and maintaining the ADT NOC and potentially the ADT Failover NOC. Exact costs may vary through time and as the configuration evolves and some software license costs may be shared with the ADT Failover NOC if this is also erected. Alarm.com will charge ADT an initial fee equal to the incremental additional labor costs Alarm.com incurs due to setting up and running the ADT NOC’s.

2.5    Data Backup. Independent of the ADT NOC, Alarm.com will create and automate to the extent possible a process for extracting ADT Customer Data from the Alarm.com backend system. This process will be executed on a quarterly basis with the ADT Customer Data backup being delivered to ADT upon completion. In addition, upon request Alarm.com will run the data extraction routine and provide the data as soon as the process has completed.

[***] = CONFIDENTIAL TREATMENT REQUESTED

3.    AUDIT

3.1    Reporting. As provided in the Agreement, Alarm.com shall provide a written report every month to ADT detailing Alarm.com’s performance relative to the service levels and Support Services defined in Schedule 3. Each report described in this Section 2.1 shall be considered an “Authorized Report.” If the parties are not in agreement with respect to the accuracy or completeness of any Authorized Report, the parties shall attempt in good faith to resolve any bona fide issues or discrepancies revealed by any audit. If any bona fide issues remain unresolved for a reasonable time after such good faith attempts at resolution, the parties shall escalate resolution of the issues to each party's executive management level. If the issues remain unresolved for an additional ten (10) business days and the executive management level contacts are unable to resolve any bona fide issues with respect to the Authorized Report, then the party disputing the Authorized Report (the “Disputing Party”) shall have the right at the Disputing Party’s cost to audit records of the party issuing the Authorized Report (the “Non-Disputing Party”), upon at least thirty (30) days advance written notice to the Non-Disputing Party. Any such audit shall be conducted during the Non-Disputing Party’s regular business hours and shall not unreasonably interfere with such party’s business activities. ADT will provide a template for such reports to Alarm.com for Alarm.com’s review and approval if ADT requires a particular format for the reports required by this Section.

3.2    Access to Facilities. If any auditor requires access to the Non-Disputing Party’s physical premises, the Disputing Party and such auditor shall, prior to entering the Non-Disputing Party’s premises, sign a non-disclosure agreement and agree not to use the audited information for any purpose not associated with the audit. Further, auditors shall conduct themselves in a businesslike manner.

3.3    SOC 2, Type II Audit. Alarm.com will provide to ADT on a timely basis, (i) prior to January 10 of each year, in respect of the period from October 1 to September 30 of the prior year, its NOC Provider’s SOC 2, Type II audit report, and (ii) as and when reasonably requested by ADT, letters attesting that the controls existing as of the most recent SOC 2 audit report remain in effect as of December 31 of that same year; and (iii) in the event that the SOC2 Audit Report identifies a material weakness that ADT cannot reasonably mitigate with a compensating control, Alarm.com shall provide ADT’s auditors with reasonable access to the books, records, and Personnel of Alarm.com so that they may confirm and certify ADT’s compliance with the Sarbanes-Oxley Act of 2002 (“SOX”). Alarm.com will comply with the controls documented in the SOC2 audit report at all times.

4.    ESCROW

4.1    Deposit. Alarm.com shall establish a source code escrow account (“Escrow Account”) with a mutually agreeable third-party (“Escrow Agent”), in accordance with a mutually agreed upon source code escrow agreement (the “Escrow Agreement”) among the parties and the Escrow Agent. ADT agrees to pay the Escrow Agent its fees to establish and maintain the Escrow Account. Subject to agreement on the Escrow Agreement which shall provide for terms substantially similar to those in this Section 4 (ESCROW) with respect to Release Conditions and Source Code Audit, within thirty (30) days following the effective date of the Escrow Agreement, Alarm.com shall deposit and maintain in the Escrow Account in accordance with the terms of the Escrow Agreement:

(a)    a current copy of the source code of the then-current and all future standard releases on a monthly basis of the software utilized by or in connection with the Alarm.com Services and Alarm.com-ready Products manufactured by (or for) Alarm.com, and all ADT Custom Products, including without limitation the following: all software source code, all software build procedures that would be required to recreate executable code from source modules, current copies of all software object and executable code, all software technical design and server configuration specifications, all firmware source code, all firmware libraries and build procedures, all applicable specifications, and all architectural design documents.

[***] = CONFIDENTIAL TREATMENT REQUESTED

(b)    all existing Alarm.com Documentation and specifications and materials, including any manuals, lists of any compilation and execution procedures, necessary hardware, compilers and third-party software relating to the installation and support of the Alarm.com Services applicable for the Agreement.

Each of (a) and (b) will be written in language (and contain relevant comments) reasonably sufficient for a trained computer programmer of general proficiency to maintain, support, and create derivative works of the items listed above without further assistance from Alarm.com or its Personnel (collectively, the “Deposit”).

4.2    Release Event. The Escrow Agreement will provide that the Escrow Agent shall release the Deposit to ADT, in accordance with the terms and procedures set forth in the Escrow Agreement, under the following conditions (each a “Release Event”):

(a)    if any one of the following events occurs: (i) Alarm.com files a voluntary petition in bankruptcy, or an involuntary petition is filed against it that is not dismissed within one hundred twenty (120) days; (ii) Alarm.com is adjudged bankrupt; (iii) a court assumes jurisdiction of Alarm.com’s assets under a federal reorganization act, or other statute; (iv) a trustee or receiver is appointed by a court for all or a substantial portion of Alarm.com’s assets; (v) Alarm.com suspends business or ceases to conduct its business or otherwise ceases providing the Alarm.com Services in the ordinary course; (vi) Alarm.com ceases to pay its debts in the ordinary course of business or cannot pay its debts as they become due; or (vii) Alarm.com makes an assignment of its assets for the benefit of its creditors;

(b)    Alarm.com or its successor fails to perform commercially reasonable bug fixing, or correction of Errors as part of the Support Services for the Alarm.com Services (provided that such release shall not constitute a waiver by ADT of any of its rights and remedies under the Agreement); or

(c)    Alarm.com, in its sole discretion, expressly and in writing authorizes release of the Deposit.

4.3    License to Deposit. Upon the occurrence of a Release Event and the release of the Deposit in accordance with the Escrow Agreement, and subject to and conditional upon payment by ADT to Alarm.com of the Source Code License Fee in accordance with the terms hereof, Alarm.com hereby grants to ADT a perpetual world-wide, non-exclusive, non-transferable and royalty-bearing (as provided in Section 4.4 below) license, under Alarm.com’s Intellectual Property Rights in and to the Products Software and the Deposit as of the Source Code Delivery Date (as defined below): (i) to use, modify, copy, and prepare derivative works of, the Deposit on behalf of itself and its Affiliates, on a confidential basis, to make, have made, update, provide improvements of, upgrade, prepare derivative works of, reproduce, modify and maintain the Alarm.com Services and Alarm.com-ready Products, (ii) to distribute and sell (and to continue to sublicense to ADT Dealers the right to distribute and sell under this Agreement) Alarm.com Services and Alarm.com-ready Products, in object code form only, for use by new and existing Subscribers, (provided that, for purposes of clarification, the Alarm.com server software may not be distributed to any third party other than to a subcontractor providing hosting services to ADT), and (iii) to have a third-party solely for ADT’s benefit, use, modify, maintain and update the Deposit as necessary or appropriate solely to operate the Alarm.com Services and Alarm.com-ready Products in accordance with the Agreement, to prepare derivative works of the Alarm.com Services on a confidential basis, and to use the Deposit to interface the Alarm.com Services and Alarm.com-ready Products with other software, in each case solely for use in connection with the Subscribers. The source code provided as part of the Deposit will be subject to ADT’s security and confidentiality standards, which shall be no less than the standards used for ADT’s own proprietary source code. ADT will also have the right to add and delete Subscribers as ADT may require to continue to expand its business.

[***] = CONFIDENTIAL TREATMENT REQUESTED

4.4    Source Code License Fee.

(a)    The license fee (the “Source Code License Fee”) payable by ADT for the license to use the Deposit in accordance with the license granted in Section 4.3 above shall be a royalty fee as follows, where Fees refers to the Fees per Subscriber on Schedule 2:

Year One	Year Two	Year Three	Year Four	Year Five
[***]% of the Fees	[***]% of the Fees	[***]% of the Fees	[***]% of the Fees	[***]% of the Fees
Note: After Year Five, ADT shall [***].

(b)    Commencing on the date of delivery of the Deposit to ADT following the occurrence of a Release Event (the “Source Code Delivery Date”), ADT shall pay Alarm.com the Source Code License Fee to Alarm.com in accordance with the terms hereof; provided that the Source Code License Fee may be offset by any damages recoverable by ADT if the Release Event is under 4.2(b) above. For the avoidance of doubt, upon the release of the source code to ADT, Alarm.com shall have no further obligation to update or maintain the source code being used by ADT.

4.5    Deposit Audit. No more frequently than annually, ADT or an agreed upon third-party at ADT’s sole expense and subject to confidentiality obligations reasonably acceptable to Alarm.com, shall have the right to audit and access the Deposit to ensure Alarm.com’s compliance with the deposit requirements of this paragraph, to verify that all software associated with the Alarm.com-ready Services, Products and environments can be reconstructed.

4.6    No Time Bombs. Alarm.com warrants that the Deposit will not contain any of the following: (a) “time bombs”, time-out or deactivation functions; (b) “back doors” or other means whereby Alarm.com or any other party may remotely access and/or control ADT’s Networks without ADT’s express authorization; (c) functions or routines that will surreptitiously delete or corrupt ADT Data; or (d) computer viruses.

5.    SECURITY

5.1     Security Requirements.

(a)    Security Processes. In general, Alarm.com will implement and maintain information security processes designed to protect access and maintenance of information related to the Alarm.com Services and ADT Data that are (a) at least equal to applicable industry standards for such types of locations, (b) in accordance with ADT security requirements specified in Exhibit B, and (c) which provide appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of ADT Data.

(b)    Alarm.com Personnel. Alarm.com will require all Personnel with access to ADT Data to adhere to substantially similar security and confidentiality provisions as those outlined in the Agreement. In addition, Alarm.com shall require Personnel (including Alarm.com Affiliates) with access to PHI also to expressly agree to the same restrictions and conditions that apply to Alarm.com with respect to PHI as specified in Exhibit B. Alarm.com agrees that all assigned Alarm.com Personnel will be required to satisfactorily complete criminal background checks before such Personnel will be permitted to have access to ADT Data hereunder. Each party is responsible for the activities of its Personnel under the Agreement as if performed by the party directly.

(c)    Security Measures. Alarm.com shall implement security measures as specified in Exhibit B hereto designed to protect the Alarm.com Services, computer systems, networks and databases, and any ADT Data processed, transmitted or stored thereon against the risk of penetration by, or exposure to, a third party via any system or feature utilized by Alarm.com in performing such work or accessing such systems. As set forth in Exhibit B such protections will include, but not be limited to: (i) protecting against intrusions, including but not limited to intrusions of operating systems or software, (ii) encrypting PHI and Personal Information while in transit or at rest (except that the user id is not required to be encrypted at rest unless otherwise agreed by the parties) and ADT Data while in transit, and (iii) securing the computer systems and network devices. In addition to the information security requirements set forth herein, ADT shall have the right from time to time to provide to Alarm.com ADT's then-current version of information security requirements which reflect applicable industry changing events, risks or standards, or as required

[***] = CONFIDENTIAL TREATMENT REQUESTED

by ADT current or potential customers, which shall be added to Exhibit B of the Agreement upon mutual agreement, which agreement shall not be unreasonably withheld or delayed. If such requirements are added to Exhibit B in accordance with this Section, Alarm.com shall comply with all such additional or revised information security requirements within a reasonable period of time, which in no event will exceed six (6) months.

(d)    Storage or Transmission of ADT Data. All ADT Data will be stored in a physically and logically secure environment that protects it from unauthorized access, modification, theft, misuse and destruction. In addition to the general standards set forth in the Agreement and in Exhibit B, Alarm.com will maintain an adequate level of physical security controls over its facility that houses such ADT Data including, but not limited to, appropriate alarm systems, fire suppression, access controls (including off-hour controls) which may include visitor access procedures, security guard force, video surveillance, and staff egress searches. Further, Alarm.com will maintain an adequate level of data security controls as defined in Exhibit B, which may include: logical access controls including user sign-on identification and authentication, data access controls (e.g., firewalls, segmentation, encryption, password protection of applications, data files and libraries), accountability tracking, anti-virus software, secured printers, restricted download to disk capability and provision for system backup. Alarm.com shall use and employ a high standard of data protection mechanisms to protect ADT Data that is transmitted over any wireless connection or across any untrusted connection (including, but not limited to, the public Internet) all as further described in Exhibit B.

(f)    Data Privacy. Alarm.com represents and warrants that at all times during and after the Term of the Agreement, Alarm.com shall use, handle, collect, maintain, and safeguard all Personal Information (as defined in Exhibit B to Schedule 3) in accordance with Alarm.com’s Privacy Policy currently in effect, as such policy may be changed by Alarm.com in its discretion from time to time, provided such changes are reasonably acceptable to ADT, and with all applicable United States federal, and state consumer privacy laws, regulations and rules (collectively, the “Privacy Rules”) which may be in effect during the Term of the Agreement as it concerns the subject matter of the Agreement. Alarm.com further acknowledges that it alone is responsible for understanding and complying with its obligations under the Privacy Rules. If the ADT Data includes any credit card information, Alarm.com shall be responsible for complying with all information security practices promulgated by United States federal, state, and municipal laws, regulations, and statutes pertaining to the acquisition, handling, and disposition of all such credit card information, and also by industry associations, including, but not limited to, the standards of the Payment Card Industry (PCI) Data Security Standard. For the sake of clarification, ADT agrees that it will not provide ADT Customer credit card data to Alarm.com, provided that if ADT does inadvertently provide ADT Customer credit card data to Alarm.com, ADT will not be in breach of the Agreement for doing so and Alarm.com’s sole responsibility for such credit card information will be to use diligent efforts to remove it from its systems and any security breach related to this credit card information will not be considered a breach of the Agreement by Alarm.com.

5.2    Notification of Security Incident. Alarm.com shall address every known or suspected breach of security of an Alarm.com system or database that contains ADT Data in the manner specified in Exhibit B hereto. If any breach of the security, confidentiality, or privacy of the ADT Data requires notification by ADT to any party under any of the Privacy Rules, ADT shall have sole control over the timing, content, and method of such notification and Alarm.com shall reimburse ADT for its reasonable out-of-pocket costs in providing the notification.

[***] = CONFIDENTIAL TREATMENT REQUESTED

5.3    Security Review

(a)    ADT or its authorized representative may, from time to time, but not more frequently than yearly, at its reasonable request perform a security review (which may, at a minimum, include the items described in Exhibit B hereto) of the physical facilities from which the Alarm.com Services are developed, tested, operated or hosted. Alarm.com agrees to meet with ADT to discuss ADT’s security review and the results of such review and Alarm.com shall use commercially reasonable efforts to remedy any material deficiencies identified by such review.

(b)    During the time that Alarm.com is performing hosting services for ADT, Alarm.com or its hosting site Provider, as applicable, will maintain an unqualified SOC 2, Type II compliance on operations and tests of operational effectiveness in its shared services environment. As further described in Section 3.3 above, on an annual basis in any year during which Alarm.com performs any hosting Services for ADT, Alarm.com shall provide ADT with a minimum of two (2) hard copies of Alarm.com’s (or its hosting site Provider’s) most current multi-client unqualified SOC 2, Type II Report by a nationally recognized firm qualified to perform such audits. If Alarm.com’s hosting site Provider will not permit ADT to receive the Provider’s SOC 2, Type II, then Alarm.com will permit ADT to review such SOC 2, Type II in the presence of an Alarm.com representative. Alarm.com will deliver the reports to ADT within fifteen (15) days of receiving the completed report for each audit or within fifteen (15) days after ADT’s request, whichever is later.

(c)    If any security review requires access to the facilities from which the Alarm.com Services are operated or hosted, the individuals conducting the review shall, prior to entering the premises, sign a non-disclosure agreement and agree not to use the reviewed information for any purpose except to determine compliance with security requirements. Further, such individuals shall (i) comply with the requests, standard rules and regulations of the other party regarding safety, security and health, personal and professional conduct generally applicable to such facilities and (ii) otherwise conduct themselves in a businesslike manner.

5.4    Conduct at either Party’s Premises. Whenever present at the other party’s premises, each party shall comply and shall cause its Personnel to comply with all applicable on-site policies and procedures and all reasonable instructions or directions issued by the other party, and otherwise conduct themselves in a businesslike manner. If a party shall reasonably request the other party to remove any of its Personnel from the work hereunder (including, without limitation, lack of competence or conduct that interferes with the other party’s operations), the first party shall promptly cause such individual to be removed and replaced at no cost to the other party; provided, however, except as otherwise provided herein, each party retains the sole right to hire and fire its Personnel, and shall be solely responsible for oversight of its Personnel and any decision to fire its Personnel.

5.5    ADT and Alarm.com Networks

(a)    If access to any computers, computer systems, mobile and other electronic devices, and networks of ADT (“ADT’s Networks”) is required in order for Alarm.com to fulfill its obligations to ADT, then ADT shall determine the nature and extent of such access. If remote access to ADT’s Networks is given to Alarm.com, then any and all information relating to such remote access shall be considered ADT’s Confidential Information. In addition, any and all access to ADT Networks shall be subject to the following:

(i)    ADT’s Networks will be used solely to perform services for ADT, and shall be used for any purpose other than the legitimate business purposes of ADT;

(ii)    Access to ADT’s Networks will be restricted to Alarm.com’s Personnel who need access in order for Alarm.com to fulfill its obligations under Agreement; and no access rights will be transferred to any other individuals without the prior written consent of ADT; and

[***] = CONFIDENTIAL TREATMENT REQUESTED

(iii)    Alarm.com shall employ personnel controls and processes designed to ensure that its Personnel do not attempt to break any security systems related to the ADT Networks, or attempt to obtain access to any programs or data beyond the scope of the access granted by Alarm.com’s employee handbook.

(b)    Without limiting any of its other rights, each ADT Affiliate shall have the right to restrict and monitor the use of the ADT Network, and to access, seize, copy and disclose any information, data or files developed, processed, transmitted, displayed, reproduced or otherwise accessed in conjunction with such use. Each ADT Affiliate may exercise its rights reserved hereunder: (i) to verify the performance of Alarm.com Services; (ii) to ensure compliance by Alarm.com’s Personnel with ADT’s policies and procedures; (iii) to investigate conduct that may be illegal or may adversely affect ADT; and (iv) to prevent inappropriate or excessive personal use of ADT Networks. Alarm.com will advise its Personnel concerning the rights stated hereunder.

(c)    If ADT requires access to Alarm.com’s Networks, then any and all information relating to such access shall be considered Alarm.com Confidential Information. Access to Alarm.com’s Networks will be restricted to ADT Personnel with a specific need for such access under the provisions of this Agreement.

5.6    Export Compliance and Security Classifications

(a)    Alarm.com understands that certain ADT Data may be subject to: (i) U.S. and other export control laws and regulations, or (ii) U.S. Defense Department (“DoD”) procedures such as those governing release of Controlled or Sensitive but Uncontrolled Technical Data (as defined in applicable regulation) to certain foreign nationals. Each party will comply with applicable export and import laws and regulations. Without limiting the generality of the foregoing, Alarm.com agrees not to transfer or otherwise export or re-export (and to cooperate to prevent such transfers of) any such ADT Data except in compliance with the Applicable Laws and use restrictions. For ADT Data, regulated transfers may include those made to foreign nationals in the United States or another country. The parties will work together to create policies and procedures regarding the access to and transferring of such materials. Alarm.com agrees not to allow any access to any such identified ADT Data by any Alarm.com Personnel who are on the U.S. Treasury Department’s list of Specially Designated Nationals, on the U.S. Commerce Department’s Denied Persons List, Entity List or Unverified List, or who are nationals of Cuba, Iran, Sudan, or Syria, or any other countries that may be added to the list of U.S. embargoed countries from time to time. Alarm.com agrees not to allow access by any Alarm.com Personnel who are not U.S. nationals to ADT Data identified from time to time by ADT as subject to DoD restrictions, International Traffic in Arms Regulations, or similar restrictions. Alarm.com and ADT shall use commercially reasonable efforts to restrict access to any other ADT Data to such nationals and Alarm.com Personnel as may lawfully receive it without an export license unless and until any and all required licenses are obtained.

(b)    Each party shall comply with all Applicable Laws and regulations pertaining to the export, re-export, and import of Alarm.com-ready Products and Documentation in effect from time to time, including any conditions of any export licenses under which Alarm.com ships Alarm.com-ready Products and/or related Documentation to ADT and for which ADT is advised by Alarm.com. Alarm.com shall not be obliged to perform deliveries, orders and other obligations under the Agreement if that performance is prohibited by the export laws and regulations of Canada, the United States or other countries that are applicable to Alarm.com, whether at law or by contract. Upon Alarm.com’s reasonable request, ADT shall provide Alarm.com with copies of ADT’s records regarding export and re-export of Alarm.com-ready Products and Documentation in order to verify compliance with applicable export laws and regulations, and ADT agrees to implement any corrective actions reasonably recommended by Alarm.com as a result of such audit findings.

[***] = CONFIDENTIAL TREATMENT REQUESTED

Exhibit A to Schedule 3 - Service Level Support Related Terms

1.	AVAILABILITY/UPTIME for The Alarm.com Environment

The “Alarm.com Environment” consists of the servers, storage and networking hardware, operating systems, database management systems and operating platforms and all application software, including Alarm.com software that is required at the data center, or in the Alarm.com-ready Products, to provide the Alarm.com Services contemplated in the Agreement, but specifically excludes communication and/or connectivity systems provided by wireless carriers, telecommunications providers and Internet providers other than the internet providers who provide services to the Alarm.com NOCs.
For the purpose of this Exhibit A, “Software” includes all application software provided by Alarm.com (whether developed by Alarm.com or any third party) intended to run in the Alarm.com Environment to provide the Alarm.com Services contemplated in the Agreement.
“Tier 1 Support” means support provided by ADT Personnel, who receive initial calls from ADT installers, ADT Dealers or Subscribers for issues related to the Alarm.com-ready Products or Alarm.com Services.
“Tier 2 Support” means support provided by Alarm.com Personnel who respond to calls placed by ADT Personnel regarding application and system issues related to the Alarm.com-ready Products or Alarm.com Services and their use and for issues originating from Tier 1 Support.
The following Service Level Agreement (“SLA”) covers the following approach: Alarm.com hosts and manages the Alarm.com Environment as described below (the “Hosted Service”).

1.1    Scheduled Maintenance. Subject to the other terms contained in the Agreement, Alarm.com will make the Alarm.com Services available for ADT’s access seven (7) days a week, twenty-four (24) hours a day. So long as Alarm.com complies with the limitations contained in this paragraph, Alarm.com is permitted to perform periodic maintenance on the portions of the Alarm.com Environment for which Alarm.com is responsible for purposes of system upgrades, maintenance, and backup procedures (“Scheduled Maintenance”). All Scheduled Maintenance will either be performed seamlessly to ADT and the ADT Dealers and the Subscribers (so that they are unaware of the Scheduled Maintenance) or, if not seamless, will (i) be provided upon no less than ten (10) days advance written notice to ADT except in such cases where immediate action by Alarm.com is necessary to maintain the best possible service quality for ADT, the ADT Dealers, and the Subscribers in which case Alarm.com will provide as much advance notice as possible; (ii) be limited to a mutually agreed window initially agreed to be 10:00 p.m. Wednesday to 6:00 a.m. on Thursday (all such times being United States Eastern Time); (iii) not exceed [***] ([***]) [***]per month (except for cases where ADT has requested new functionality and ADT and Alarm.com agree that implementation of the functionality reasonably requires more than [***] ([***]) [***]); and (iv) be subject to ADT’s prior approval, such approval not to be unreasonably withheld or delayed.

1.2    Availability SLA. In addition to Scheduled Maintenance, there may be events that from time to time will make the Alarm.com Services not “Available” for a limited amount of time due to unforeseen software, hardware, network, power and/or Internet outages (“Unscheduled Downtime”). Subject to the exclusive remedies set forth in Section 1.3 of this Exhibit A and Section 11.7 of the Agreement, the portions of the Alarm.com Environment for which Alarm.com is responsible will be “Available” at least [***]% of the time measured on a monthly basis (the “Availability SLA”). For purposes of the Agreement, the terms “Available” and “Availability” means that the core functionality of the portions of the Alarm.com Environment for which Alarm.com is responsible is accessible, excluding Scheduled Maintenance, any force majeure event (as described in Section 11.7 of the Agreement) or any loss or interruption of services resulting from actions or inactions of ADT, the ADT Dealers or the Subscribers, or the respective communication and network connectivity service Providers upon which the Alarm.com Services rely including cellular carriers and Internet providers. The Alarm.com Services will also be deemed not Available during the time period in which the system is down during a Severity Level 1 or 2 event in progress.

[***] = CONFIDENTIAL TREATMENT REQUESTED

The Alarm.com Availability SLA shall cover only the Alarm.com Services.

Actual Availability Percentage of the Alarm.com Services will be calculated with the following formula:

100 minus [(X)[***]; divided by (Y) (i)[***]); multiplied by (Z) 100].

1.3    Downtime Credit. Alarm.com shall provide ADT, within ten (10) days of the end of each month, a report of the previous month’s Availability. In the event that Alarm.com fails to meet the Availability SLA for any month, then, ADT shall, in addition to all of its other rights under Schedule 4 of the Agreement, receive a credit against the Fees payable in the subsequent monthly invoice for the portion of Subscribers affected by the Downtime, which shall be calculated using the table below:

Chart 1.3A SLA for Security Signaling Transmission Time		Monthly Credit
Level	Avg. Signal Transmission Time (monthly)
1	[***]-[***]	[***]%
2	[***]-[***]	[***]%
3	[***]-[***]	[***]%
4	[***]-[***]	[***]%
5	[***]	[***]%
*Security Signaling means the generation, storage, and/or and transmission of actual, non-test alarm signals to an ADT central station.
*Signal transmission time as measured by duration from Customer site to ADT Control Station.
*Signal Incident = signal transmission time > [***].
*Signal times assume ADT is operating an IP receiver. The parties agree ADT may operate either an [***] or [***] receiver, or any other IP receiver mutually agreed upon by the parties. The Security Signaling Transmission Time SLA shall not apply in the event that delay in Security Signaling Transmission Time is due to the ADT IP receivers not properly functioning (due to no fault of Alarm.com).

Chart 1.3B - SLA for General Availability (EXCLUDES Security Signaling)		Monthly Credit (Consecutive Months)
Availability (%)	Downtime Per Month	Month 1	Month 2	Month 3+
[***]-[***]	Fewer than [***]	No Credit
[***]- [***]	[***]- [***]	[***]%	[***]%	[***]%
[***]- [***]	[***]- [***]	[***]%	[***]%	[***]%
[***]	Greater than [***]	[***]%	[***]%	[***]%
*The total downtime credit, if any, calculated in Chart 1.3A or 1.3B shall in no event exceed a total of 100% of monthly fees.

The SLA for General Availability shall apply to the Connect Platform as well (including but not limited as to such portions of the Connect Platform contained in any hub in use by a Subscriber), and the SLA for Security Signaling Transmission Time shall apply if the Connect Platform is adapted to provide Security Signaling.

Recognizing that excessively long outages as well as frequent or chronic outages may have significant impact on ADT’s credibility and ADT customer satisfaction, Alarm.com acknowledges that such liquidated damages are not plainly or grossly disproportionate to the actual loss and are not intended as a penalty to compel performance. The downtime credit set forth in this Section 1.3 of Exhibit A to Schedule 3 shall be not be duplicative of any amount from any other remedy available to ADT for a failure by Alarm.com to achieve the Availability SLA.

[***] = CONFIDENTIAL TREATMENT REQUESTED

1.4    Termination Right. Additionally, Alarm.com acknowledges that the payment of any such credit or other liquidated damage will not affect, in any way, the termination rights of ADT set forth in Schedule 4 to the Agreement.

1.5     Reporting. Alarm.com shall provide ADT, within five (5) days of the end of each month, an operations report detailing the previous month’s Availability, Alarm.com’s compliance with service levels specified in this Agreement, description of Incidents and their resolution, and other metrics agreed upon by the Parties.

2.    SUPPORT SERVICE

Alarm.com will make Support Services available for the Alarm.com Services for a minimum period to satisfy the remaining Term of the Agreement and any Renewal Terms, and the period for Transition Services. The Support Services shall include, without limitation, the following:

2.1    ADT Obligations. ADT agrees to provide Alarm.com with reasonable access to all necessary Personnel to answer questions about any problems reported by ADT regarding the Alarm.com Services. ADT will provide Alarm.com with reasonable access to its facilities, network, equipment, hardware and software so that Alarm.com can provide support to ADT. ADT will provide, and update as needed, the telephone numbers and email addresses for ADT’s technical support contacts.

2.2    Telephone Support - Alarm.com Problems at Severity Level 1, Severity Level 2 and Severity Level 3. Telephone support representative(s) shall be available to receive ADT and ADT Dealer telephone calls at all times (24 x 7) via pager response or direct phone access. Such telephone support representative(s) shall serve as ADT’s interface with Alarm.com and shall ensure that reported Errors are handled in a timely manner as specified herein. Alarm.com shall provide to ADT in writing, the telephone number(s) of such telephone support representative(s) within ten (10) days of the execution of the Agreement. All Errors shall be investigated and (i) an Error report shall be opened, (ii) the Error shall be assigned a Severity Level as per the provisions of Section 4 of this Exhibit A, and (iii) the Error shall be resolved in accordance with the procedures and processes set forth in this Exhibit A.

2.3    Telephone Support - All other Alarm.com Support including Tier 2 Customer Support. Alarm.com’s telephone support representatives shall answer ADT’s application and system questions related to the Alarm.com Services, the Alarm.com-ready Products and their use; telephone support representative(s) shall be available to receive ADT telephone calls between the hours of 9:00 AM to 9:00 PM Eastern Time, Monday through Friday, and 10 am to 7:00 pm ET on Saturdays, excluding public holidays (and any others that are mutually agreed). Alarm.com shall provide ADT with a telephone number that is answered at all other times by an individual who will accept Error reports. Such telephone support representative(s) shall serve as the ADT’s interface with Alarm.com and shall ensure that reported Errors are handled in a timely manner as specified herein. Alarm.com shall provide to ADT in writing, the telephone number(s) of such telephone support representative(s) within ten (10) days of the execution of the Agreement. All Errors shall be investigated and (i) an Error report shall be opened, (ii) the Error shall be assigned a Severity Level as per the provisions of Section 3 of this Exhibit A, and (iii) the Error shall be resolved in accordance with the procedures and processes set forth in this Exhibit A.

2.4    Web Site Support. Alarm.com will provide ADT with access to support through the ADT Website. Specific offerings on the ADT Website may change from time to time in Alarm.com’s discretion, but the ADT Website generally includes ADT’s case summary, Software downloads, Documentation, Incident reports and access to Alarm.com’s knowledgebase.

[***] = CONFIDENTIAL TREATMENT REQUESTED

2.5    Email Support. ADT may submit questions regarding the Alarm.com Services or Support Services via the ADT Website with relevant information needed to properly engage Alarm.com support staff, with access at support@alarm.com.

2.6    Primary Contacts. ADT shall appoint up to ten (10) trained technical contacts within ADT’s IT organization to serve as primary contacts between ADT and Alarm.com for issues related to the Alarm.com Services and to receive support through Alarm.com’s telephone and ADT Online support centers (“Primary Contacts”). All of ADT’s support inquiries for the above services shall be initiated through these Primary Contacts. In addition, all ADT support Personnel are authorized to place calls to Alarm.com’s Tier 2 Support team for Subscriber related issues.

2.7     Documentation. Alarm.com will provide modified Documentation to correspond to all material changes in accordance with applicable industry standards and best practices.

3.	CLASSIFICATION OF ERRORS

Upon identification of any Error by ADT, ADT shall notify Alarm.com of such Error and shall provide Alarm.com with a problem report (“Error Report”). Alarm.com shall respond to Error Reports in accordance with the initial call back response time indicated in Section 4 of this Exhibit A for the applicable severity level. Alarm.com shall correct any Errors in the Alarm.com Environment with the level of effort commensurate with the Error and applicable industry standards and best practices. All Errors reported by ADT to Alarm.com shall be assigned a severity level jointly agreed upon by ADT and Alarm.com based on the following classifications ("Severity Level"):

Severity Level 1 - Severity Level 1 occurs when the Alarm.com Services or an Alarm.com-ready Product is effectively not functioning, and any failure in Security Signaling. Some examples of Severity Level 1 Errors are as follows:
1.    The Alarm.com Services are down and will not restart;
2.    Alarm.com-ready Products are not able to communicate with external systems;
3.    Alarm.com-ready Products are generating a data corruption condition that halts online and other processing and no work around is available.
4.    The performance of the Alarm.com Services has degraded to the point where it is not practically usable by Subscribers.
5.    One or more Major Functional Components of the Alarm.com-ready Products is significantly impaired or not practically usable and affecting more than 50% of Subscribers.
6.    Improper Security Signaling for any Subscribers even though other aspects of the Alarm.com Services and Alarm.com-ready Products do not appear to be impaired.

Severity Level 2 - Severity Level 2 occurs when the Alarm.com-ready Services are running, but that Subscriber is unable to use major portions of the Alarm.com-ready Product, and no work around is available. Some examples of Severity Level 2 Errors are as follows:
1.    Intermittent Error in a live, production system that continues processing with no work around; and
2.    Major Functional Component is unavailable with no work around.
3.    Any functional component is significantly impaired or not practically usable and affecting more than 10% of Subscribers and results in a 10% or greater increase in ADT call center traffic related to Subscribers.

As used herein, “Major Functional Components” consist of: SMS and email notification, automations, remote arm/disarm, remote viewing of security panel status, remote viewing and control of devices, access to mobile app / portal for active user accounts, remote viewing of pictures and video clips, and any other major product components that may be added by the parties from time to time.

[***] = CONFIDENTIAL TREATMENT REQUESTED

Severity Level 3 - Severity Level 3 occurs when that the Alarm.com Environment is operating close to normal, but any functional area is significantly impaired and affecting no more than 10% of Subscribers for which an operational work around does not exist for such Error.

Severity Level 4 - Severity Level 4 occurs when the Alarm.com Environment is operating close to normal, but there is a noncritical Error for which an operational work around exists for such Error. Severity Level 4 Errors will be fixed in an update.

4.	RESPONSE TO ERROR REPORTS

SEVERITY LEVEL 1
Error Resolution - Immediate steps shall be taken toward solving the Error. Alarm.com shall work to resolve Severity Level 1 Errors on a twenty-four (24) hour basis until the Error is resolved. If required, Alarm.com staff shall be moved off of lower Severity Level Errors to service Severity Level 1 Errors.
Resource Commitment - When a Severity Level 1 Error is reported, Alarm.com shall assign all resources required to correct the Error. Work on the Error shall be continuous until a fix is found. If system access is required, ADT shall provide a contact available to Alarm.com and access to its system and software for the duration of the Error correction procedures.
Completion Goal - The completion goal shall be to resolve one hundred percent (100%) of all Severity Level 1 Errors with a fix or bypass within (4) hours of receipt of the Error Report - but within (1) hour if the Error relates to Security Signaling.
Initial Response: Within 30 minutes (at all times); 5 minutes if it involves Security Signaling.
Escalation and Status Thresholds - When a Severity Level 1 Error Report is opened, the following escalation and status procedures shall be followed:
Problem Report - HOUR 1
1.    The Error shall be resolved by Alarm.com’s first line support; or
2.    The Error will be referred to Alarm.com’s maintenance engineering group.
ADT will be notified by email of the status of the Error each hour.
HOUR 1 - HOUR 2
1.    The maintenance engineering point of contact will resolve the Error; or
2.    It will be decided that more resources are required to work on the Error.
ADT will be notified of the status of the Error.
HOUR 2- RESOLUTION
1.    Alarm.com shall continue to work on the Error, on a twenty-four (24) hour basis, until a resolution is found. All available resources shall be used to assist the person who is responsible for the resolution of the Error; and
2.    The ADT Product Manager and Operations Support Manager shall be notified that a Severity Level 1 Error has reached a critical time frame.

SEVERITY LEVEL 2
Error Resolution - Severity Level 2 Errors will be analyzed in the order that they are reported. Severity Level 1 Errors will take priority over Severity Level 2 Errors.
Resource Commitment - Appropriate technical resources will be assigned to Severity Level 2 issues as long as Severity Level 1 Errors are not open.
Completion Goal - The completion goal will be to resolve one hundred percent (100%) of all Severity Level 2 Errors within eight (8) hours of receipt of the Error Report.
Initial Response: Within 60 minutes (at all times)
Escalation and Status Thresholds - When a Severity Level 2 Error Report is opened, the following escalation and status procedures will be followed:
HOUR 1 - HOUR 4
1.    The Error shall be resolved by Alarm.com; or
2.    Alarm.com’s maintenance engineering group will continue working the Error until it is fixed.

[***] = CONFIDENTIAL TREATMENT REQUESTED

ADT will be notified of the status at this stage.
HOUR 4 - HOUR 8
1.    Alarm.com’s maintenance engineering group will resolve the Error; or
2.    Alarm.com’s maintenance engineering group will continue working the Error until it is fixed.
3.    A date will be estimated upon when this Error will be fixed.
ADT will be notified of the status at this stage.
HOUR 8 - RESOLUTION
1.    Alarm.com shall continue to work on the Error, on a twenty-four (24) hour basis, until a resolution is found. All available resources shall be used to assist the person who is responsible for the resolution of the Error; and
2.    The ADT Product Manager and Operations Support Manager shall be notified that a Severity Level 2 Error has reached a critical time frame.

SEVERITY LEVEL 3
Error Resolution - Severity Level 3 Errors will be analyzed in the order that they are reported. Severity Level 1 and Severity Level 2 Errors will take priority over Severity Level 3 Errors.
Resource Commitment - Appropriate technical resources will be assigned to Severity Level 3 issues as long as Severity Level 1 and Severity Level 2 Errors are not open.
Completion Goal - The completion goal will be to resolve one hundred percent (100%) of all Severity Level 3 Errors within two days, or as otherwise mutually agreed by the parties, but no more than a commercially reasonable time period (based on the circumstances) following receipt of the Error Report.
Initial Response: Within 4 hours (during business hours)
Escalation and Status Thresholds - When a Severity Level 3 Error Report is opened, the following escalation and status procedures will be followed:
1.    Alarm.com shall continue to work on the Error, during normal business hours, until a resolution is found. All available resources shall be used to assist the person who is responsible for the resolution of the Error; and
2.    If the Error is not resolved within two days (or other agreed time frame), the ADT Project Manager and Operations Support Manager shall be notified that a Severity Level 3 Error has reached a critical time frame.

SEVERITY LEVEL 4
Error Resolution and Resource Commitment - Severity Level 4 errors shall be researched after Severity Level 1, Severity Level 2 and Severity Level 3 Errors. Severity Level 4 Errors mutually agreed by Alarm.com and ADT shall be scheduled for correction and be resolved a commercially reasonable time period following receipt of the Error Report in accordance with applicable industry standards and best practices.
Completion Goal - The completion goal and objective shall be to correct mutually agreed Errors in an update to all of Alarm.com’s users of the Alarm.com Services generally.
Initial Response: Within 8 hours (during a business day)
Escalation and Status Thresholds - The status of Severity Level 4 Errors shall be available on demand. A quarterly report will be distributed that will reference any uncorrected Errors that are over thirty (30) days old.
57

[***] = CONFIDENTIAL TREATMENT REQUESTED

Exhibit B to Schedule 3 - Security Requirements

The following items are considered ADT’s minimum security requirements. This Schedule is not meant to be a comprehensive list of security requirements. Alarm.com agrees to include the requirements of this Exhibit B as a part of the Agreement. These requirements apply to Alarm.com operations as well as any third-party that may provide Alarm.com Services on behalf of Alarm.com in connection with the Agreement.

1.	Definitions:
All capitalized terms used but not otherwise defined herein, shall have the meanings set forth in the Agreement.

“Data Masking” means the process of replacing live data elements to conceal ADT Data when stored in a Non-Production Environment.

“Information Processing System(s)” means the individual and collective electronic, mechanical, or software components of Alarm.com operations that store and/or process ADT Data.

“Information Security Event” is defined as any situation where ADT Data may be known or suspected to be lost by Alarm.com or its Providers; is subject to unauthorized or inappropriate access, use, or misuse; or the security, confidentiality, integrity, or availability of the information or Alarm.com Information Processing Systems is compromised by attack.

“Non-Production Environment” means the Information Processing Systems used for any purpose other than live use (e.g., development, system testing, pre-production, integration testing, user acceptance testing, performance testing, staging, etc.).

“Personal Information” means any personally identifiable information or data concerning or relating to ADT’s employees, customers, or prospective customers that may be used to uniquely identify or contact such individuals.

“Personal Sensitive Information” (“PSI”) is a sub-category of Personal Information containing the following elements of Personal Information requiring additional control and protection: financial account numbers (including credit card, debit card, and bank account numbers), social security numbers/social insurance numbers, passwords, security challenge information, date of birth, credit score, driver’s license numbers, unique biometric data, ADT customer call lists, and ADT Personal Identification Codes (“PIC”). PSI also includes Personal Health Information (“PHI”) and Non-Public Personal Information (“NPPI”), as such terms are defined under any applicable Privacy Rules, including by not limited to the Health Information Portability and Accountability Act, if applicable (collectively, the “Privacy Laws”); and any other information that ADT may identify in writing as Personal Sensitive Information.

“Production Environment” means the Information Processing Systems used to process live ADT Data, employed during the provision of services to ADT.

2.
Information Security Program. Alarm.com will implement and maintain an information security program that establishes roles and responsibilities for information security, and supports the confidentiality, integrity, and availability of Information Processing Systems operated by Alarm.com.

3.
Security Policy. Alarm.com will maintain information security policies that define requirements for access control, application and system development, passwords, remote access, data classification, operational security, network security and physical security. The information security policies will be reviewed annually, or when significant changes to the environment occur, to ensure their continuing suitability, adequacy, and effectiveness. The information security policies will be approved by Alarm.com’s management, and communicated annually to all Alarm.com employees and relevant Providers.

[***] = CONFIDENTIAL TREATMENT REQUESTED

4.
Security Awareness Training. Prior to Alarm.com employees and Providers receiving access to ADT Data, they will receive up to date security awareness training appropriate to their job function. Alarm.com will also ensure that annual security awareness training is performed for Personnel and require such Personnel to acknowledge that they have read and understood Alarm.com security policies and procedures.

5.
Required Background Checks. Employ background verification checks on all candidates for employment, contractors, and third party users, carried out in accordance with relevant laws and regulations, and proportional to the classification of the information to be accessed, as follows:

a.	Social Security Number Verification (Includes Trace);

b.	Criminal Search - Minimum 7 years (County Criminal; residence, school, & employment) - all counties provided or developed;

c.	US Department of Treasury’s Office of Foreign Assets Control (OFAC) Specially Designated National or a Blocked Persons;

d.	Employment Verification - last 3 employers or past 7 years, whichever comes first;

e.	Education Verification (highest level obtained post high school); and

f.	Professional License or Certificate Verification (if applicable).

6.	Provider and Subsequent Party Access. Prior to allowing Providers access to ADT Data, including Alarm.com Information Processing Systems or media containing ADT Data, Alarm.com will:

a.
Require Providers to agree in writing to terms substantially similar to the applicable confidentiality and security requirements of this Agreement, and make this a requirement for all subsequent parties receiving ADT Data; and

b.	Identify and mitigate risks to ADT Data from this access.

7.	Asset Inventory. Alarm.com will maintain an inventory of all Alarm.com Information Processing Systems and media containing ADT Data.

8.
Acceptable Use. Alarm.com will implement rules for the acceptable use of information and assets which is no less restrictive than industry best practice and consistent with the requirements of the Agreement.

9.
Portable Devices. ADT Data may not be stored on portable devices including, but not limited to, laptops, Personal Digital Assistants, smartphones, MP3 devices, and USB devices unless the ADT Data on the portable device is encrypted and secured from unauthorized access.

10.	Personally-owned Equipment. ADT Data may not be stored on personally-owned equipment not controlled by Alarm.com.

11.	Protection of Data at Rest. Alarm.com will use and employ industry best practice data protection mechanisms to protect ADT Data.

12.	Encryption of Data. Alarm.com will encrypt the following categories of data using an encryption mechanism providing protection that is equal to or greater than 128-bit AES encryption:

a.	Personal Sensitive Information, in all forms of storage and transmission;

b.	Any ADT Data that is removed from Alarm.com’s facility or stored off-site; and

c.
Any ADT Customer Data (including but not limited to Personal Sensitive Information) that is transmitted wirelessly or over an untrusted connection (e.g., the Internet); provided, however that in no event shall any Personal Sensitive Information be transmitted by email unless it is provided or sent by a Subscriber. The parties agree that Alarm.com can make certain ADT Customer Data available to ADT to provide customer support and troubleshooting, and Alarm.com will provide such data to ADT in manner mutually agreed upon by the parties.

[***] = CONFIDENTIAL TREATMENT REQUESTED

13.	Data in DMZ. ADT Data may not be stored within a file or database in any network demilitarized zone (“DMZ”).

14.	Encryption Keys. All keys used for encryption must be handled in accordance with documented key management processes and procedures that include and describe, at a minimum, the following controls:

a.	Secure key storage;

b.	Secure key distribution;

c.	Generation of strong keys;

d.	Annual encryption key changes (particularly as used to handle video);

e.	Addition of new keys;

f.	Destruction of old keys;

g.	Split knowledge and dual control of keys;

h.	Replacement of known or suspected compromised keys;

i.	Revocation of old or invalid keys;

j.	Prevention of unauthorized substitution of keys; and

k.	Requirements for key custodians.

15.
Secure Areas. Alarm.com will secure all areas that house Information Processing Systems or media containing ADT Data by the use of appropriate and multiple security controls in order to ensure that only authorized Personnel are allowed access and to prevent damage and interference.

16.
Security Perimeter. Access will be controlled and restricted by use of a defined security perimeter, appropriate security barriers, entry controls and authentication controls. A record of all accesses will be securely maintained.

17.	Identification. All Personnel at the NOCs will be required to wear some form of visible identification to identify them as employees, contractors, visitors, and so forth.

18.	Visitors. Visitors to secure areas will be supervised, or cleared for non-escorted accessed via an appropriate verification process. Their date and time of entry and departure will be recorded.

19.
Physical Media Controls. Physically secure and maintain control over all paper, electronic media and devices (e.g., computers, electronic media, wireless access points/devices, paper receipts, paper reports, and faxes) that contain, transmit, or display ADT Data.

20.
Protection Against Malicious Code. Alarm.com will implement detection, prevention, and recovery controls to protect against malicious software (“Malware”), which is no less than current industry best practice and perform appropriate employee and Provider training on the prevention and detection of malicious software.

21.
Anti-Malware Mechanisms. Alarm.com will ensure anti-malware mechanisms are deployed on all systems commonly affected by malware (e.g., PC’s and servers) and are capable of detecting, removing, and protecting against viruses and other forms of malicious software, including spyware and adware. Alarm.com will ensure anti-malware mechanisms are current, updated daily, actively running, monitored and capable of generating audit logs.

22.	Media Handling. Alarm.com will protect against unauthorized access or misuse of ADT Data contained on media by use of a media control management program.

23.
Media and Information Disposal. Alarm.com will securely and safely dispose of media (including but not limited to hard copies, disks, CDs, DVDs, optical disks, USB devices, backup media, hard drives) containing ADT Data when no longer required by the establishment of documented procedures that include the following:

[***] = CONFIDENTIAL TREATMENT REQUESTED

a.	Disposing of media containing ADT Data so that it is rendered unreadable or undecipherable, such as by burning, shredding, pulverizing or using techniques in compliance with DoD 5220.22-M;

b.	Maintaining a secured disposal log that provides an audit trail of ADT Data media disposal activities;

c.	Upon request, providing certification to ADT that all ADT Data was purged. The certification will be provided to ADT within thirty (30) business days of being requested; and

d.
When transporting media containing ADT Data off-site prior to destruction, ensuring that all media is either (i) protected from misuse or theft in transit using industry standard best practices for transport of confidential information, or (ii) securely erased in a manner compliant with the most current version of NIST 800-88.

24.	Exchange of Information. To protect confidentiality and integrity of ADT Data in transit, Alarm.com will:

a.
Perform an inventory, analysis and risk assessment of all data exchange channels (including but not limited to FTP, HTTP, HTTPS, SMTP, modem, and fax) to identify and mitigate risks to ADT Data from these channels;

b.	Monitor and inspect all data exchange channels to detect unauthorized information releases;

c.	Employ appropriate security controls to minimize information leakage; and

d.	Ensure that appropriate security controls using approved data exchange channels are employed when exchanging ADT Data.

25.	Monitoring. To protect against unauthorized access or misuse of ADT Data residing on Alarm.com Information Processing Systems, Alarm.com will:

a.
Employ current industry best practice security controls and tools to monitor Information Processing Systems and log key events such as user activities (including root or administrative access), exceptions, successful and unsuccessful logins, access to audit logs, unauthorized information processing activities, suspicious activities and information security events;

b.	Regularly back up logs to a secure central location, protected against tampering and unauthorized access;

c.	Retain logs for at least one year;

d.
Perform frequent reviews of logs (including but not limited to firewall, router, wireless access points and authentication server logs) and take necessary actions to protect against unauthorized access or misuse of ADT Data;

e.	At ADT’s request, Alarm.com will review logs to assist in investigations regarding unauthorized access or misuse of ADT Data and report back to ADT the results of such review.

f.	Comply with all relevant legal requirements applicable to monitoring and logging activities;

g.	Ensure that the clocks of all relevant information processing systems are synchronized using an authoritative national or international time source;

h.	Incorporate date and time stamp into log entries;

i.
Employ, monitor and keep up to date network intrusion detection systems, host-based intrusion detection systems, or intrusion prevention systems to monitor all network traffic and alert Personnel to suspected compromises;

j.	Monitor all alerts reported by intrusion detection systems, host-based intrusion detection systems, or intrusion prevention systems and respond immediately to all intrusion events;

k.	Employ a wireless analyzer at least monthly to identify all unauthorized wireless devices in any environment where ADT Customer Data could be accessed; and

l.	Prevent Personal Sensitive Information from being logged in the audit log.

26.	Subscriber Access Management. To protect against unauthorized access or misuse of ADT Data residing on Alarm.com Information Processing Systems, Alarm.com will:

[***] = CONFIDENTIAL TREATMENT REQUESTED

a.	Employ a formal user registration and de-registration procedure for granting and revoking access and access rights to all Alarm.com Information Processing Systems;

b.
Employ a formal password management process that includes a minimum of eight-character alphanumeric passwords, password changes every 90 days, disallows reuse of at least the previous six passwords, and lockout after no more than six invalid login attempts;

c.	Ensure passwords are not displayed;

d.	Ensure access to systems and applications storing or transmitting ADT Data is limited to only those individuals whose job requires such access based on a need-to-know;

e.
Ensure the access rights of all users to Alarm.com Information Processing Systems or media containing ADT Data are removed rapidly, and always within 24 hours of termination of their employment, contract or agreement, or adjusted upon change of need-to-know;

f.	Perform recurring reviews of users’ access and access rights to ensure that they are appropriate for the users’ role;

g.	Ensure that users have a unique user ID and prohibit the use of group, shared, or generic accounts;

h.	Ensure inactive accounts are automatically disabled after 90 days of inactivity; and

i.	Ensure accounts used for remote maintenance, if any, by Alarm.com’s Providers are enabled only during the time needed.

27.	Subscriber Responsibilities. To protect against unauthorized access or misuse of ADT Data residing on Alarm.com Information Processing Systems, Alarm.com will:

a.	Ensure that Alarm.com Information Processing Systems users follow current security practices in the selection and use of strong passwords; and

b.	Ensure that unattended equipment has appropriate protection to prohibit access and use by unauthorized individuals.

28.	Session Timeouts. To protect against unauthorized access or misuse of ADT Data residing on Alarm.com Information Processing Systems, Alarm.com will:

a.	Ensure that inactive user sessions are terminated or require the user to re-authenticate after a defined period of inactivity;

b.	Ensure that desktop, laptops, and where technically possible, servers, invoke a password-protected screen saver after a predetermined period of inactivity not to exceed 15 minutes; and

c.	Ensure handheld devices employ a “lock screen” security control, requiring the entry of a pass code to unlock, after a predetermined period of inactivity.

29.	Network Access Control. Access to internal, external, Provider and public network services that allow access to Alarm.com Information Processing Systems shall be controlled. Alarm.com will:

a.	Ensure that current industry best practice standard authentication mechanisms for network users and equipment are in place and updated as necessary;

b.	Ensure publicly reachable servers are located on a network segment separated from the internal network by a firewall (e.g., a DMZ);

c.	Ensure a stateful firewall is in place for each Internet connection and between any DMZ and the Intranet;

d.	Ensure that firewalls are configured to deny all traffic except the traffic that is required for business reasons;

e.	Ensure authentication methods are used to control access by remote users;

f.	Ensure physical and logical access to diagnostic and configuration ports is controlled; and

g.	Ensure wireless implementations are only used if required for business reasons, put into practice WPA2, 802.11i or a superseding standard and must not use WEP.

30.	Operating System Access Control. To protect against unauthorized access or misuse of ADT Data residing on Alarm.com Information Processing Systems, Alarm.com will:

a.	Ensure that access to operating systems is controlled by a secure log-on procedure;

[***] = CONFIDENTIAL TREATMENT REQUESTED

b.	Ensure encrypted communications (SSH, HTTPS, etc.) are used for administrative access to production systems and applications when not physically present at the device; and

c.	Ensure that the use of utility programs that are capable of overriding system and application controls are highly restricted and tightly controlled.

31.	Mobile Computing and Remote Working. To protect ADT Data residing on Alarm.com Information Processing Systems from the risks inherent in mobile computing and remote working, Alarm.com will:

a.	Identify and mitigate risks to ADT Data from mobile computing and remote working;

b.	Develop policy and procedures for managing mobile computing and remote working;

c.	Protect mobile computing devices that connect to the Internet outside of Alarm.com’s corporate network by using a personal firewall; and

d.
Ensure remote access software (e.g., remote terminal, dial in or VPN) is configured with industry best practice security features including but not limited to: two-factor authentication, unique credentials, encryption, and prevention of split-tunneling.

32.	Data Residency. Alarm.com agrees that during the Term of the Agreement, except as ADT shall agree otherwise in writing,

a.	All ADT Data that has not been masked per the Agreement, shall remain within the United States or Canada; and

b.
All services involving access to ADT Data that has not been masked per the Agreement, shall take place within the United States or Canada. Alarm.com shall impose the same restrictions on its Providers and shall remain fully responsible for Providers’ compliance with such restrictions.

33.
Configuration Standards. Develop configuration standards for all system components that address all known security vulnerabilities and are consistent with industry-accepted system hardening standards as defined, for example, by SysAdmin Audit Network Security Institute (SANS), National Institute of Standards Technology (NIST), or Center for Internet Security (CIS).

34.
Patch Management. Alarm.com shall employ a process to review vendor-supplied patches for applicability in Alarm.com’s environment using a risk-based approach. Patches identified as critical shall be addressed through implementation or mitigating controls within 30 days.

35.	Vulnerability Management. Alarm.com shall employ a process for vulnerability management, including:

a.	Internal and external network vulnerability scans conducted at least quarterly;

b.	Network and application layer penetration test conducted at least annually;

c.	System, application and source code scanning and analysis processes;

d.	A framework for remediation of findings; and

e.	A process to identify newly discovered security vulnerabilities and update system and application standards to address new vulnerability issues.

36.	Development Processes. Alarm.com will incorporate security into the development lifecycle, including:

a.	Restricting access to source code to authorized users who have a direct need to know; and

b.	Employing oversight quality controls and security management of software development.

37.	Change Management. Alarm.com will utilize processes to control changes in Alarm.com’s technical environment, including:

a.	Use of formal change control procedures to approve and implement changes; and

b.	Ensuring file integrity in the operating environment is maintained and monitored for approved change.

38.	Incident Reporting Process. Implement a process to ensure that Information Security Events are reported through appropriate management channels as quickly as possible.

[***] = CONFIDENTIAL TREATMENT REQUESTED

39.
Incident Response Plan. Implement, and provide to ADT, a formally documented security incident response plan that includes: formation of an incident response team, categorization of incidents and responsibility for receiving alerts and investigations.

40.	Incident Training. Train all Personnel and Provider users of Information Processing Systems and services how to report any Information Security Events.

41.
Termination of Incidents. Alarm.com shall use commercially reasonable efforts to immediately terminate any Information Security Event and not allow any Information Security Event to persist for any amount of time or for any reason except as required by Applicable Law, or as deemed reasonably necessary by Alarm.com to determine the identity of the perpetrator and to stop such Information Security Event.

42.
Notification of Incidents. Notify ADT by email CSIRT@ADT.com or by phone (877-ADT-HELP) within 8 hours of all Information Security Events involving ADT Customer Data and within 36 hours of any other Information Security Events. Following any Information Security Events, Alarm.com will promptly notify ADT whether or not ADT Customer Data was compromised or released to unauthorized parties, the ADT Data affected and the details of the Information Security Event.

43.
Occurrence Reports. As soon as commercially reasonable following Alarm.com’s discovery of the occurrence of an Information Security Event, Alarm.com shall provide ADT with written documentation of the cause, remedial steps and future plans to prevent a recurrence of the same or similar breach. In the case of Information Security Events involving ADT Customer Data, if such remediation plan is acceptable to ADT, Alarm.com shall immediately implement the proposed remediation plan or in a mutually agreed upon time frame; or if such remediation plan is unacceptable, based on ADT’s commercially reasonable judgment, Alarm.com shall promptly but in any event no later than five days enter into good faith negotiations to address the proposed remediation plan. Alarm.com shall reasonably cooperate with ADT security investigation activities and with the preparation and transmittal of any notice or any action, which ADT in its sole discretion may deem appropriate or required by Applicable Law, to be sent or done for customers or other affected third parties regarding any Information Security Event.

44.
Initial and Recurring Security Assessments. ADT or its third party designee may, but is not obligated to, perform an on-site physical and logical security assessment of Alarm.com’s data processing and business facilities (“Security Assessment”) prior to the release of ADT Data and each year thereafter. Security Assessments may also be conducted by means of a security questionnaire.

45.
External Security Audits. At least twice annually, Alarm.com will perform security audits against Alarm.com’s Internet-facing environment as it relates to any ADT Customer Data (and Alarm.com data generally). Alarm.com will provide ADT with the executive summary of such audits and will use commercially reasonable efforts to cure any material deficiencies reported. ADT may, at its expense, perform security audits against the ADT NOC and the ADT Failover NOC. Alarm.com will provide reasonable assistance to ADT in auditing the ADT NOC and the ADT Failover NOC.

46.	Data Masking in Non-Production Environments. Alarm.com will implement Data Masking when ADT Data is stored in Non-Production Environments.

47.	Data Masking Exception Process. If a business need exists to use ADT Data in a Non-Production Environment without Data Masking, Alarm.com will obtain written permission from ADT.

48.	Data Masking Requirements. The following fields are currently identified as sensitive and require special handling including masking when stored in Non-Production Environments:

a.	Name (includes any name field and userid or account name);

[***] = CONFIDENTIAL TREATMENT REQUESTED

b.	Address (includes any address field, property location, garage location, and so forth);

c.	Email Address (includes any email address field);

d.	Phone Number (includes any phone number field including home phone, personal phone, business phone (does not include ADT employee business phone), and so forth);

e.	Date of Birth;

f.	Driver License Number;

g.	Social Security Number or Social Insurance Number;

h.	Financial information (includes, credit card, bank account, credit score, or other sensitive financial information);

i.	Password or security codes (e.g., application passwords, PIC, etc.); and

j.	Central Station number.

49.
Display Masking. Alarm.com will hide or obscure Personal Sensitive Information, as defined in the Agreement, in Production Environments including paper output (e.g., reports, printouts, and copies), when displayed to those without a need-to-know.

[***] = CONFIDENTIAL TREATMENT REQUESTED

Exhibit C to Schedule 3 - Business Recovery Plan
All Alarm.com servers (web, application, and database) have redundant critical components and RAID Level 5 and RAID Level 6 drive arrays. A full backup of the Alarm.com system is available which duplicates the functionality and data of the production system. The backup system is used during upgrades or disaster recovery. In addition to the servers, all network hardware is fully redundant. All Alarm.com data is synchronized between its primary and secondary data center throughout the day. Local backups are also done on the primary database. System health is monitored in addition to scheduled weekly maintenance of all machines. Alarm.com uses a predominantly Microsoft-based NOC environment including SQL Server database. The network equipment is Cisco and Juniper. All of the Software is self-maintained and tested.
For reliability purposes, Alarm.com also establishes redundant IPSEC/VPN tunnels between its data centers and wireless carriers to ensure quick fail-over in the event of an outage or disaster. To monitor network reliability, Alarm.com can configure any communication modules deployed as “pingers” to monitor connections in a particular geography. Alarm.com 24/7 connections established with over 1.8M cellular gateways installed in households and businesses and has a dedicated team that monitors these connections 24/7.
The above provisions apply both to the ADT NOC’s to the extent under Alarm.com’s control and to the Alarm.com NOC’s.

[***] = CONFIDENTIAL TREATMENT REQUESTED

Schedule 4 - Termination & Transition Services

1.1    Termination Due to Sale or Change in Control to an ADT Competitor. In the event that all or substantially all of the assets or shares of Alarm.com are, or if Control of Alarm.com is, acquired by an ADT Competitor, ADT shall have the right to terminate the Agreement. As used herein, “ADT Competitor” means any company that provides (directly, or through a related entity) electronic security, interactive home and business automation, home health, and/or monitoring services. “Control” shall mean, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

1.2    Termination for Failed Service Levels. ADT may, at its option, terminate the Agreement for cause and without penalty by providing written notice of such termination to Alarm.com and may avail itself of any and all rights and remedies to which it may be entitled by law or in equity subject to the limitations contained in the Agreement, in the event that Alarm.com fails to meet the Availability SLA for the Alarm.com Environment for three (3) consecutive months or for any five (5) months in a twelve (12) month period.

1.3    Termination for Breach. If either party defaults in the performance of, or fails to perform, any of its material obligations (except as provided in Sections 1.2 and 1.4 of this Schedule 4) under the Agreement, and such default is not remedied within forty-five (45) days of the receipt of written notice from the non-defaulting party, then the non-defaulting party shall have the right to terminate the Agreement, as the case may be, by providing written notice of such termination to the other party and may avail itself of any and all rights and remedies to which it may be entitled by law or in equity or under the Agreement except as otherwise specifically set forth in the Agreement.

1.4    Termination for Ceasing to Perform Ongoing Development. In the event that Alarm.com or its successor fails to perform Ongoing Development (as defined below), and fails to cure its Ongoing Development failure within thirty (30) days of the receipt of written notice from ADT, then (after exhausting the dispute resolution process set forth in the Agreement, if Alarm.com or its successor disputes whether it has failed to perform Ongoing Development), ADT shall have the right to terminate the Agreement and exercise its escrow release rights in accordance with Section 4 of Schedule 3 to the Agreement. A failure to provide “Ongoing Development” means that Alarm.com or its successor had failed to (i) provide commercially reasonable bug fixing; or (ii) reasonably adhere to schedules and deliverables as agreed upon between the parties in any SOWs for ADT Custom Products.

1.5    Termination for Insolvency. Either party may terminate the Agreement if any one of the following events occurs: (i) the other files a voluntary petition in bankruptcy or an involuntary petition is filed against it which is not dismissed within one hundred twenty (120) days; (ii) the other is adjudged bankrupt; (iii) a court assumes jurisdiction of the assets of the other under a federal reorganization act, or other statute; (iv) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other; (v) the other suspends business or ceases to conduct its business in the ordinary course; (vi) the other ceases to pay its debts in the ordinary course of business or cannot pay its debts as they become due; or (vii) the other makes an assignment of its assets for the benefit of its creditors. Each party will give prompt written notice of any such event relating to it.

1.6    Transition Services

[***] = CONFIDENTIAL TREATMENT REQUESTED

(a)     In the event of the expiration or termination of this Agreement for any reason, Alarm.com shall cooperate with ADT in effecting the orderly transfer of all ADT Data to a third-party or to ADT on media reasonably acceptable to ADT. In the event of a Release Event (as defined in Section 4.2 of Schedule 3) and after ADT has assumed responsibility for hosting and supporting the Alarm.com Services and Alarm.com-ready Products for its Subscribers, ADT shall have the option to continue to provide support for Subscribers and ADT shall have a perpetual, irrevocable, non-transferable license to the Product Software to the full extent needed for the sole purpose of continuing to provide such hosting and/or support; provided, however, that such use is subject to ADT’s payment of the applicable Source Code License Fees.

(b)    Alarm.com agrees that if the Agreement expires or is terminated by ADT, then upon ADT’s written request to Alarm.com prior to the effective date of termination, Alarm.com shall continue to provide the Alarm.com Services (including the Hosted Service) and support and maintenance for Subscribers (the “Transition Services”) for a period of [***] ([***]) years from the effective date of expiration or termination (unless terminating under Section 1.1, in which case for a period of [***] ([***]) years), and all of ADT’s obligations under the Agreement (including payment obligations) shall continue for such period. ADT shall have the right to add new Subscribers who will then receive Alarm.com support and maintenance during the Transition Services period. The service levels set forth in Schedule 3 of the Agreement will not be adversely affected by the provision of such Transition Services. The prices associated with such Transition Services will be in accordance with the pricing for the Alarm.com Services and Alarm.com-ready Products under the Agreement in effect as of the expiration or termination of the Agreement, it being understood that if, for any portion of the Transition Services period, Alarm.com had the right to increase its Fees as provided in the Agreement been renewed and not terminated, Alarm.com shall have the right to so increase its Fees for the Transition Services period including, without limitation, to reflect verifiable third party cost increases in accordance with Section 6.6 of the Agreement. ADT shall pay all Fees charged during the Transition Services period in accordance with the payment provisions of the Agreement.

(c)    In the event that the Agreement is terminated due to ADT’s breach of its payment obligations, Alarm.com acknowledges and agrees that it shall perform the Transition Services on a month-to-month basis for up to [***] ([***]) days if (a) ADT promptly pays all undisputed outstanding invoices; and (b) ADT makes payment on the first of the month for any and all fees that will be incurred by Alarm.com in such month, subject to the applicable pricing under the Agreement in effect as of the expiration or termination of the Agreement.

(d)    In the event that Alarm.com terminates other than as set forth in 1.6(c) above or fails to renew the Agreement, then Alarm.com shall, if so requested by ADT in writing, provide the Transition Services for a period of [***] ([***]) years from the effective date of expiration of termination, all of ADT’s obligations under the Agreement (including payment obligations) shall continue for such period, and ADT shall have the right to add new Subscribers for a period of [***] ([***]) months from the effective date of such termination. The service levels set forth in Schedule 3 will not be adversely affected by the provision of such Transition Services. The prices associated with such Transition Services will be in accordance with the pricing for the Products under the Agreement in effect as of the expiration or termination of the Agreement. ADT shall pay all fees charged for the Transition Services in accordance with the payment provisions herein.

1.7    Post-Termination Covenant Against Enforcement. Following termination of the Agreement, Alarm.com covenants:

(i)    not to seek, at any time following termination, any injunction against the subsequent use of any product or platform used by ADT, its Affiliates, ADT Dealers, and/or its Subscribers for ADT’s electronic security, interactive home and business automation, home health, and/or monitoring services based on any patent that is presently or hereafter owned by, controlled by, or exclusively licensed to Alarm.com; provided that (1) Alarm.com may seek an injunction against any party with respect to any patent that such party is held to have willfully infringed, (2) [***] and (3) for the avoidance of doubt, Alarm.com expressly reserves its rights to enforce any patent to seek any damages therefor, subject only to subsection (ii) below; and

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(ii)    only with respect to the Alarm.com-ready Products, Third Party Products, ADT Custom Products, and Alarm.com Services provided pursuant to the Agreement, not to enforce, at any time following termination, any patent that is presently or hereafter owned by, controlled by, or exclusively licensed to Alarm.com, against ADT, its Affiliates, ADT Dealers, and/or its Subscribers for making or having made under the terms of the Agreement, and/or using, selling or importing, any ADT Custom Products or any ADT or Third Party Products that were integrated with the Alarm.com Services or an Alarm.com-ready Product or used with the Alarm.com Services during the Term and the period of the Transition Services (together with 1.7(i) above, “Post-Termination Covenant Against Enforcement”). For the avoidance of doubt and subject to ADT’s having used the Alarm.com Services and Alarm.com-ready Products in accordance with the terms of the Agreement during the Term and period of Transition Services, the Post-Termination Covenant Against Enforcement shall continue in perpetuity with such patents beyond the Term and the period of Transition Services and this provision shall be binding upon any successor-in-interest to Alarm.com and upon any assignee of any of Alarm.com’s rights in such patents.

1.8     [***].

(a)     [***].

(b) Nothing in Section 1.8(a) above shall be construed as modifying or limiting the rights or defenses of ADT, ADT’s Affiliates, ADT Dealers, Supporting Canopy Partners, and Subscribers with respect to a claim of infringement, including but not limited to the right to use the Alarm.com-ready Products, Third Party Products, ADT Custom Products, and Alarm.com Services during any period of Transition Services in accordance with this Agreement.

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Schedule 5 - Product Sourcing &Warranty Terms

1.	SCOPE
Scope. The terms set forth in this Schedule 5 shall govern each Alarm.com-ready Product provided by Alarm.com to ADT and ADT’s Affiliates, (each a “Buyer”) during the Term. The liability of each of any Buyer under the Agreement shall be several and not joint. Alarm.com shall bill each such Buyer separately for the Alarm.com-ready Products sold to such Buyer. Each Buyer shall only be liable for those obligations expressly set forth in the Purchase Order to which it is a party. In no event will a Buyer be liable for any of the obligations or liabilities of any other Buyer pursuant to the Agreement.

2.	PURCHASE AND SALE OF PRODUCTS
A.General. During the Term, Alarm.com agrees to sell to Buyer the Alarm.com-ready Products ordered by Buyer’s duly issued purchase orders or electronically transmitted (“EDI”) sales orders (each, a “Purchase Order”) on the terms and conditions provided herein. For EDI orders if available, Alarm.com agrees to comply with the terms and conditions of the then-current version of Buyer’s EDI Supplier Handbook, a copy of which will be provided to Alarm.com upon request. Each Purchase Order shall be deemed to be incorporated as part of the Agreement upon Buyer’s issuance thereof. A Purchase Order shall be deemed accepted by Alarm.com in the event Alarm.com fails to provide proper written notice of rejection within forty eight (48) hours of Buyer’s issuance of the Purchase Order in accordance with the terms and conditions of the Agreement. Alarm.com shall have the right to reject a Purchase Order only if the Purchase Order does not comply with the express requirements of the Agreement or the ADT Website. Buyer will purchase Products solely for its use in the ADT or ADT Dealer business.
B.Supply Chain Management for Products.
(i)Forecasting. On a monthly basis, Buyer shall provide Alarm.com with a non-binding rolling forecast of Alarm.com-ready Products for the following 12 months. Alarm.com shall notify Buyer via written confirmation that non-binding Forecast shall be met by the third week of the current month. Alarm.com shall maintain a four (4) week supply of finished Alarm.com-ready Products (“Safety Stock”) at Alarm.com’s manufacturing or United States stocking facility to reduce lead-times and to meet on time delivery.
(ii)Inventory Planning and Targets. Alarm.com shall be responsible for material planning to meet mutually agreed upon service levels for Alarm.com-ready Products. These material planning responsibilities include, but are not limited to: (a) monitoring daily and weekly Buyer demand data provided by Buyer in relation to Alarm.com’s Lead Time; (b) reviewing Alarm.com-ready Product forecasts provided by Buyer; and (c) providing timely feedback on Alarm.com-ready Product availability issues
(iii)Fulfillment. Both Buyer and Alarm.com shall strive to achieve a 100% fulfillment. Fulfillment is defined as the percentage of Buyer’s Purchase Orders for Alarm.com ready Products that were successfully filled and shipped on average each month. Every day or as determined by Buyer, Buyer will record the total number of Alarm.com-ready Product units required by Buyer for such day (i.e., the number of Alarm.com-ready Product units ordered by Buyer for shipment on such day to meet the applicable Delivery Date (defined below)) compared to Alarm.com’s existing inventory level of such Alarm.com-ready Products on such day, and calculate either success or stock out for that day, where (a) success means that such inventory exceeds the day’s demand, and (b) stock out means that such inventory is less than the day’s demand. At the end of each month, Buyer will calculate the actual fulfillment level, which shall be the quotient of the number of success days over the total number of shippable days for the month.

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(iv)
Supply Flexibility. Alarm.com will provide upside supply flexibility of +[***]% of the forecasted demand of Alarm.com-ready Products within [***] days; and +[***]% of the forecasted demand of Alarm.com-ready Products beyond [***] days. Alarm.com will maintain [***] ([***]) [***] of unique/long lead time Alarm.com-ready Product components to minimize lead-time.

(v)
Tooling. Buyer shall reimburse Alarm.com for any custom or specialized tooling purchased by Alarm.com, with Buyer’s prior approval, for use solely in the manufacture of ADT Custom Products (as defined in Schedule 6). All such tooling shall be owned by Buyer ADT and shall only be used by Alarm.com in the manufacture of Custom Products for Buyer. All such tooling shall be appropriately marked as the property of Buyer and shall be handled in accordance with industry standard practices for prevention of physical damage and environmental concerns. Alarm.com shall maintain property insurance for the full replacement value of such tooling. Alarm.com expressly agrees to return such tooling to Buyer upon request and acknowledges that it has no power or authority to sell, transfer, deliver, modify, transform or otherwise use such tooling, except as expressly permitted by the Agreement. Alarm.com hereby irrevocably appoints Buyer as its attorney-in-fact (which appointment is coupled with an interest) and authorizes Buyer to file a financing statement with respect to its ownership of such tooling in such jurisdictions as Buyer deems appropriate, as well as any continuation statements and amendments thereto.

C.Minimum Order Quantity. Buyer will only accept and Alarm.com shall agree to a Minimum Order Quantity (“MOQ”) per Purchase Order equal to twenty (20) units of any Alarm.com cellular or broadband gateway SKU, five (5) units of any camera SKU, twenty (20) units of any Image Sensor SKU, or five (5) units of any home automation SKU sourced from Alarm.com. Alarm.com, at its discretion, may opt to fill smaller orders for ADT on an occasional basis, or when the part is a seldom used product.
D.Exclusivity. This Agreement shall not impose any obligation of exclusivity on either party hereto, and each party shall be free to purchase and sell goods and services similar or identical to the Alarm.com-ready Products from and to third parties, at its sole discretion. This Agreement is neither a requirement nor an output contract.
E.Software. In the event the Alarm.com-ready Products include or incorporate software developed, owned or licensed by Alarm.com including embedded software and firmware (“Product Software”), Alarm.com hereby authorizes Buyer to sell, resell and or license the Product Software to the Subscribers subject to the terms of the Agreement.
F.Hardware. “Product Hardware” shall be defined as Alarm.com-ready Products or any portion thereof that includes the compiled version of the Product Software needed for the device to function.

4.    DISCONTINUATION AND MODIFICATION OF PRODUCTS
A.Discontinuation Notices. Alarm.com may discontinue manufacturing and supplying Alarm.com-ready Products to and for Buyer (each, a “Discontinued Product”) during the Term upon [***] ([***]) [***] prior written notice to Buyer (each, a “Discontinuation Notice”); provided, however, that notwithstanding such Discontinuation Notice, Alarm.com shall continue to make each Discontinued Product available for purchase by Buyer hereunder for so long as Alarm.com continues to supply such Discontinued Product to any of its other customers.
B.Alarm.com-ready Product Modifications. Alarm.com will use its commercially reasonable efforts to ensure that all Alarm.com-ready Products that are modified by Alarm.com after the Effective Date (“Modified Product(s)”) shall be “compatible” (as defined herein) in such modified form with all hardware and software utilized by Buyer in conjunction with such Modified Products (including monitoring software) prior to the modification thereof (collectively, “Existing Systems”). In all cases where Alarm.com cannot assure that Modified Products will be compatible with Existing Systems, Alarm.com will provide Buyer with three (3) months written notice in advance of Alarm.com’s implementation of such modification, and will use its commercially reasonable efforts to continue to manufacture compatible Alarm.com-ready Products. For the purposes of the Agreement, an Alarm.com-ready Product shall be “compatible” if it will continue to perform all significant functions when used in conjunction with Existing Systems, without any modification to such Existing Systems. In addition to the foregoing, Alarm.com shall use commercially reasonable efforts to notify Buyer of any material updates, revisions, changes, enhancements or other modifications (“Modifications”) to any Alarm.com-ready Products sold to or offered for sale to Buyer.

5.    PURCHASE ORDERS
A.Generally. Buyer shall purchase only those Alarm.com-ready Products set forth on Purchase Orders duly issued by an authorized representative of Buyer’s corporate Purchasing Department. Each Purchase Order shall, at a minimum, specify the following information for each Alarm.com-ready Product listed thereon: (i) the SKU number and Alarm.com-ready Product name; (ii) the quantity ordered; (iii) the total Purchase Price; (iv) shipping instructions; (v) the final delivery destination (the “Delivery Destination”); and (vi) the required delivery date for the Alarm.com-ready Product at the Delivery Destination (the “Delivery Date”). Purchase Orders shall be submitted to Alarm.com in writing and may be sent electronically, by facsimile, or by mail.
B.Rescheduling Purchase Orders. Buyer may, free of charge, reschedule the Delivery Date for any Alarm.com-ready Product prior to Alarm.com’s shipment thereof by providing Alarm.com with notice thereof (the “Rescheduling

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Notice”) electronically, by facsimile, or by mail. The new Delivery Date specified in such Rescheduling Notice shall then become the new Delivery Date for the Purchase Order, which shall in all other respects remain in full force and effect.
C.Cancellation of Purchase Orders. Buyer may cancel any Purchase Order, in whole or in part, without further obligation or liability to Alarm.com, at any time prior to Alarm.com’s shipment of the Alarm.com-ready Products covered by such Purchase Order by providing Alarm.com notice of such cancellation electronically, by facsimile, or by mail.

6.    SHIPMENT AND DELIVERY
A.Packing. All Alarm.com-ready Products shall be prepared, marked (bar coded), and packed for shipment in accordance with the packing instructions attached as Exhibit “C.”
B.Shipping Terms; Freight Charges. Alarm.com shall ship all Alarm.com-ready Products to Buyer in new condition. Alarm.com shall fill each Purchase Order in accordance with its terms and the provisions hereof. All Alarm.com-ready Products shall be shipped to Buyer (Incoterms 2010) Ex-Works, DDU or as required by Buyer. Title and risk of loss shall pass to Buyer at the time the Alarm.com-ready Products are delivered to the Buyer’s carrier at the Ex-Works or DDU point or the agreed to Incoterms 2010 shipping method. Alarm.com shall convey to Buyer good title, free and clear of all liens and other security interests. Freight charges shall be billed by Buyer’s designated carrier to Buyer’s third party carrier account(s) (as designated by Buyer) unless otherwise specified in the Purchase Order. If Alarm.com fails to deliver Alarm.com-ready Products in accordance to the lead-time specified in the Agreement or the applicable Purchase Order, then Alarm.com will be responsible for all premium freight charges and any other associated costs required to supply Alarm.com-ready Product to Buyer as soon as possible.
C.Shipping Delays. Alarm.com will immediately notify Buyer in writing of any event or condition that could delay delivery of the Alarm.com-ready Products beyond the Delivery Date; provided, however, that such notification shall not require Buyer to accept any late shipment or waive any of its rights or remedies with respect thereto.
D.Excess and Premature Product. Buyer shall not be obligated to accept or pay for: (i) any Alarm.com-ready Products in excess of the quantity ordered in its Purchase Order (“Excess Product(s)”), or (ii) deliveries arriving more than five (5) days in advance of the Delivery Date specified on the Purchase Order (“Premature Product(s)”).
E.Product Documentation. Alarm.com shall enclose with each shipment of Alarm.com-ready Products one (1) complete up-to-date set (in electronic or paper format) of its standard user manuals, technical manuals setting forth pertinent information relating to the operation, installation and maintenance of Alarm.com-ready Products, including all warranties and Alarm.com-ready Product warnings, for each Alarm.com-ready Product shipped (collectively, “Product Documentation”). Each Alarm.com-ready Product shall materially conform to the “Performance Warranty” (as defined below) and the terms of the Agreement and applicable orders (each, a “Conforming Product”). An Alarm.com-ready Product will not be deemed a Conforming Product until Buyer receives the corresponding Product Documentation therefor. Buyer shall have the right to use, reproduce, translate and disclose information contained in the Product Documentation to its customers for marketing, maintenance and repair of Alarm.com-ready Products and for such other purposes as Alarm.com may expressly authorize in writing.

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F.Inventory Held By Alarm.com. In the event, at the request and consent of Buyer, Alarm.com holds or maintains possession, custody or control of any Alarm.com-ready Products sold to Buyer hereunder, Alarm.com shall hold all such Alarm.com-ready Products in trust for Buyer, and shall physically segregate and identify all such Alarm.com-ready Products as being property of the Buyer.

7.    PERFORMANCE WARRANTY; INSPECTION; ACCEPTANCE
A.Performance Warranty. Alarm.com hereby warrants to Buyer that for a period of the earlier of twelve (12) months from the date of sale to the applicable Subscriber or eighteen (18) months after delivery to Buyer (the “Warranty Period”) that the Alarm.com-ready Products shall: (i) be fit for their intended purpose; (ii) be free from material defects in materials, workmanship, and design; (iii) operate in material conformity with the performance, functionality, and other specifications contained in its Documentation; and (iv) materially conform to all specifications, drawings, and descriptions referenced or set forth in the applicable Purchase Order (collectively, the “Performance Warranty”). The Performance Warranty shall survive the termination and expiration of the Warranty Period with respect to any claim made by Buyer prior to such termination or expiration. Notwithstanding anything contained herein to the contrary, Buyer may, at its option, assign or otherwise transfer the Performance Warranty, in whole or in part, on any particular Alarm.com-ready Product(s) to any of the Subscribers; whereupon (a) such Subscriber may enforce such Performance Warranty against Alarm.com on, in, and for such Subscriber’s own behalf, name, and benefit, and (b) Buyer may enforce such Performance Warranty against Alarm.com on, in, and for Buyer’s or such Subscriber’s behalf, name, or benefit.
B.Warranty Obligations. All return shipments of defective Alarm.com-ready Products to Alarm.com shall be at Alarm.com’s sole cost, risk, and expense. Alarm.com shall bear all shipping cost for warranty returns. Buyer has the right to return Alarm.com-ready Product on a per occurrence basis. No minimum quantity shall be required for returns. At the end of the Warranty Period, Alarm.com will make available to the Buyer any technical documentation (including schematic diagrams), repair parts (to be sold to Buyer at Alarm.com’s cost) and training for Buyer technicians as may be reasonably required to permit Buyer to maintain and repair the Alarm.com-ready Products. Notwithstanding the foregoing, Alarm.com will have no warranty obligations for Alarm.com-ready Products that are not actually defective or were broken or rendered defective by ADT or an ADT Dealer.
C.Excessive Failure Rates; Recalls. In addition to the Performance Warranty and during the first 36 months of Alarm.com-ready Product deployment, if (i) any of the Alarm.com-ready Products manufactured by (or for) Alarm.com and purchased by ADT or an ADT Dealer from Alarm.com experience greater than [***] annual failure rate (as measured by mutually agreed upon quality metrics/systems) after shipment of such Alarm.com-ready Product(s) to Buyer, or (ii) any Alarm.com-ready Product manufactured by (or for) Alarm.com and purchased by ADT or an ADT Dealer from Alarm.com is subject to a mandatory or voluntary recall issued by Alarm.com, Alarm.com shall [***], provided further that Buyer provides to Alarm.com (a) reasonable documentation to Alarm.com demonstrating that the Alarm.com-ready Products are defective for failing to comply with Alarm.com’s warranty hereunder and not due to misuse, abuse, improper installation or other causes not attributable to Alarm.com; and (b) a reasonable opportunity to inspect the defective Alarm.com-ready Products to confirm compliance with the foregoing terms. For the avoidance of doubt, Alarm.com will only be required to reimburse ADT for such occurrences when Alarm.com has sold the Alarm.com-ready Product directly to ADT, and not when such Alarm.com-ready Product has been sold by another manufacturer or distributor to ADT. For the further avoidance of doubt, the loss of cellular coverage and/or the expiration of a battery do not constitute a product failure for the purposes of measuring this failure rate.
D.Out of Box Warranty. Alarm.com will provide new warranty advance replacement for out-of-box failures if the failure occurs within ninety (90) days of the date of receipt by Buyer.  Alarm.com will issue a warranty advance replacement number and form to Buyer.  A copy of the advance replacement number will be sent by Buyer with the defective item in order for Buyer to receive proper credit.  Warranty advance replacements must be returned to Alarm.com within fifteen (15) days of Alarm.com issuing the advance replacement number to Buyer. Alarm.com will ship the new warranty advance replacement by the same way of the original invoice.  If Buyer wants it shipped any other way, the Buyer must pay all shipping charges. Alarm.com will immediately ship the replacement item at no cost to Buyer.  If, however, after Alarm.com receives the defective product, the item is found to be outside of the warranty period, then the Buyer will be notified and charged for the item.

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E.Inspection. All Alarm.com-ready Products shall be subject to inspection and testing by Buyer prior to acceptance and payment of the Purchase Price therefor. Any Alarm.com-ready Product requiring installation shall not be deemed finally accepted until Buyer establishes that such Alarm.com-ready Product conforms to the Performance Warranty or Software Warranty, as applicable, through installation, inspection, or use thereof. The Performance Warranty and Software Warranty, as applicable, on each Alarm.com-ready Product shall survive any testing, inspection, delivery, payment, and acceptance of any Alarm.com-ready Product by Buyer.
F.Support for Discontinued Products. Alarm.com shall continue to offer Alarm.com-ready Product support to repair and/or provide service parts for a period of three (3) years beginning with the date the Alarm.com-ready Product is discontinued or no longer offered for sale by Alarm.com.
G.Rights and Remedies. No payment shall be due hereunder for any amount invoiced for any defective Alarm.com-ready Product, Excess Product, Premature Product, or any Alarm.com-ready Product not received at the Delivery Location (“Undelivered Product(s)”). Nothing herein shall limit Buyer’s right to cancel Purchase Orders for defective Alarm.com-ready Products and Undelivered Products hereunder or Buyer’s right to revoke its acceptance of any defective Alarm.com-ready Product under the Agreement or Applicable Law. All of Buyer’s rights and remedies under this Section for defective Alarm.com-ready Products shall be in addition to, and cumulative with, Buyer’s other rights and remedies under the Agreement, at law, or in equity.

11.    ADDITIONAL WARRANTIES
In addition to the Performance Warranty provided herein, Alarm.com hereby represents and warrants to Buyer that:

(i)	All information provided by Alarm.com to Buyer with respect to the Alarm.com-ready Products is complete and accurate in all material respects;

(ii)
Alarm.com and all Alarm.com-ready Products shall materially conform to Quality Assurance Requirements provided by ADT, and to the requirements applicable to suppliers pursuant to The ADT Supplier Social Responsibility Guide which are available at http://www.adt.com/about-adt/ethics. ADT shall provide Alarm.com with notice of any material change to the ADT Supplier Social Responsibility Guide.

(iii)
The Alarm.com-ready Products manufactured by (or for) Alarm.com comply with all Applicable Laws or regulations applicable to manufacturers of the Alarm.com-ready Products, including the restriction on the use of certain hazardous substances in electrical and electronic equipment, including, but not limited to, RoHS, WEEE, REACH, etc., and other environmental protection laws and/or regulations.

(iv)
Except as disclosed by Alarm.com to ADT in writing, no Open Source Software is incorporated (either directly by Alarm.com, or indirectly, by the incorporation of third party software that itself incorporates Open Source Software) into or required for the intended use or operation of any of the Alarm.com-ready Products.  In the event that Alarm.com develops new Alarm.com-ready Products or modifies its existing Alarm.com-ready Products to incorporate Open Source Software into, or require Open Source Software for the operation of, such Alarm.com-ready Products, Alarm.com shall provide prompt written notice of such fact to Buyer.  Alarm.com is and shall continue to be in full compliance with the terms of all licenses relating to the Open Source Software incorporated into or required for the operation of any of the Alarm.com-ready Products (“Open Source Licenses”).  None of the Open Source Licenses obligate or will obligate Buyer to make any source or object code available to third parties or to include any license agreement, copyright notice or other attribution when distributing any Alarm.com-ready Product, except for any such items that Alarm.com has included in or with such Alarm.com-ready Products.  None of the Open Source Licenses obligate or will obligate Buyer to (A) distribute or disclose any other software combined, distributed or otherwise made commercially available with such Open Source Software in source code form or (B) license or otherwise make available such Open Source Software and/or other software combined, distributed or otherwise made commercially available with such Open Source Software or any associated Intellectual Property on a royalty free basis.  As used herein, the term “Open Source Software” means any software, program, module, code, library, database, driver or similar component (or portion thereof) that is royalty free, proprietary software, the use of which requires any contractual obligations by the user such as, without limitation, that software that is subject to, distributed, transmitted, licensed or otherwise made available under any of the following licenses: GNU General Public License, GNU Library or “Lesser” Public License, Berkeley Software Design (BSD) license (including Free BSD and BSD-style licenses), MIT license, Mozilla Public License, IBM Public License, Apache Software License, Artistic license (e.g., PERL), Sun Industry Standards Source License, Sun Community Source License (SCSL), Intel Open Source License, Apple Public Source License, or any substantially similar license, or any license that has been approved by the Open Source Initiative, Free Software Foundation or similar group.

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Schedule 6 - Product Development & Intellectual Property

1.	INTELLECTUAL PROPERTY

1.1 Ownership. The parties anticipate that the activities performed under the Agreement will result in the creation of technology and related Intellectual Property Rights. The parties agree that ownership of the Intellectual Property Rights will, as between the parties, be determined as described below.

(i)Intellectual Property Rights. “Intellectual Property Rights” means all of the following, whether protected, created, or arising under the laws of the United States or any other foreign jurisdiction:

(a)All patents, patent disclosures, patent applications (along with all patents issuing thereon), statutory invention registrations, divisions, continuations, continuations-in-part, substitute applications of the foregoing, all patent rights in improvement thereto, and any extensions, reissues, restorations and reexaminations thereof, and all rights therein provided by international treaties or conventions;
(b)copyrights, mask work rights, database rights and design rights, whether or not registered, published or unpublished, and registrations and applications for registration thereof, and all rights therein whether provided by international treaties or conventions or otherwise;
(c)rights in trade secrets, proprietary information, and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, bills of materials and component layouts, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals);
(d)all sui generis rights in computer software (including data and related documentation) and all copies and tangible embodiments thereof (in whatever form or medium) specifically including source code; anD
(e)all other applications and registrations related to any of the intellectual property rights set forth in the foregoing clauses (a) - (d) above.

(ii)Background IP. Alarm.com shall continue to own all right, title, and interest in and to all Intellectual Property Rights in technology developed or owned by Alarm.com prior to the Effective Date or developed after the Effective Date independent of the Agreement including, without limitation, the Alarm.com Services, Alarm.com-ready Products, derivatives and improvements thereof (“Alarm.com Background IP”). For the avoidance of doubt, any derivatives or improvements to the Alarm.com Services and Alarm.com-ready Products that Alarm.com makes as a result of any feedback or suggestions provided by ADT or ADT Dealers in the ordinary course of business (which is not ADT Background IP, an ADT Invention, or a Joint Invention) shall also be deemed Alarm.com Background IP. ADT shall continue to own all right, title, and interest in and to all Intellectual Property Rights in technology developed or owned by ADT prior to the Effective Date or developed after the Effective Date independent of the Agreement including, without limitation all ADT Customer Data and all technology created by or on behalf of ADT that may interoperate with the Alarm.com Services and Alarm.com-ready Products, along with derivatives or improvements thereof (“ADT Background IP”).

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(iii)Alarm.com Inventions. Except for ADT Custom Products, Alarm.com shall own all right, title and interest in and to all Intellectual Property Rights in technology that is created solely by the employees or contractors of Alarm.com, and not by employee(s) or contractors of ADT, whether patentable or not, during the Term of the Agreement and under the Agreement (“Alarm.com Inventions”).

(iv)ADT Inventions. ADT shall own all right, title and interest in and to all Intellectual Property Rights in technology that is created solely by the employees or contractors of ADT, and not by employee(s) of Alarm.com, whether patentable or not, during the Term of the Agreement and under the Agreement (“ADT Inventions”).

(v)ADT Custom Products. All right, title and interest in and to Intellectual Property Rights in ADT Custom Products shall be the sole property of ADT, subject to Alarm.com’s ownership of the Alarm.com Background IP. All source code, specifications, and Documentation therefor, including flow charts and diagrams, produced by or as a result of ADT Custom Products shall be the sole and exclusive property of ADT (subject to Alarm.com’s ownership of the Alarm.com Background IP), it being intended that such material shall be deemed "works made for hire," of which ADT shall be deemed the author. To the extent that such materials are not deemed "works made for hire," Alarm.com hereby irrevocably grants, assigns, transfers, and sets over unto ADT all right, title, and interest of any kind, nature, or description in and to the materials. Alarm.com shall be entitled to use the materials only as permitted in the Agreement. Alarm.com agrees to execute any documents reasonably requested by ADT and at ADT’s sole expense in connection with the registration of copyrights in the materials produced hereunder.

(vi)Joint Inventions. Except as provided in paragraphs 1.1(i)-(v) above, ADT and Alarm.com shall jointly own all right, title and interest in and to Intellectual Property Rights in technology that is jointly created by at least one employee or contractor of Alarm.com and at least one employee or contractor of ADT, whether patentable or not, during the Term of the Agreement and under the Agreement (“Joint Inventions”). Each party shall have the right to grant licenses to third parties to practice such Joint Inventions without the prior written consent of, or payment to, the other party, provided that: (a) Alarm.com shall not grant any license to an ADT Competitor without ADT's prior written agreement, and (b) ADT shall not grant any license to any third party that carries on a business that is competitive with the business carried on by Alarm.com at such time. Neither party may assign, convey, or transfer its rights in the Joint Invention to any third party without the prior written agreement of the other party. For the avoidance of doubt, Alarm.com may use Joint Inventions in the provision of the Alarm.com Services by Alarm.com to its customers.

(vii)Documentation. Alarm.com shall own the copyrights in all Documentation that Alarm.com provides to ADT except for Documentation for ADT Custom Products. To the extent that ADT creates derivative works in Alarm.com Documentation, Alarm.com shall own the copyrights in such derivative works.

(viii)ADT IP and Alarm.com IP. For clarity, ADT IP (“ADT IP”) shall mean, together, ADT Background IP, ADT Inventions, and all specifications for and Intellectual Property Rights in ADT Custom Products, all as further defined in this Section 1.1. Alarm.com IP (“Alarm.com IP”) shall mean, together, Alarm.com Background IP and Alarm.com Inventions, copyright in derivative works of Alarm.com APIs, server Documentation, and all specifications for and Intellectual Property Rights in the Alarm.com Services and Alarm.com-ready Products (except for Intellectual Property Rights in ADT Custom Products which shall be owned by ADT), all as further defined in this Section 1.1.

1.2Prosecution of Patents in Joint Inventions.

(i)    The parties shall make reasonable commercial efforts to mutually determine (a) whether a patent application or applications shall be filed on Joint Inventions, (b) the party that will prepare and file any such application, (c) the party that will be responsible for the prosecution of such application, (d) the party responsible for the maintenance of any patent granted in respect of such any such application, and (e) the country or countries in which such application is or applications are to be filed. The party determined to be responsible for subsections (i) - (iv) in respect of any Joint Patent shall promptly notify the other party of any action required by the other party in regard to such patent or patent application.

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(ii)    Any expenses incurred in preparing or filing patent applications relating to, and maintaining patents granted with respect to, Joint Inventions shall be divided equally between the parties. In the event that a party does not desire, or otherwise refuses, to contribute by paying its share of the expenses of such application or maintenance (the “Non-Contributing Party”), then the Non-Contributing Party agrees to vest in the other party (a) all rights worldwide in, and all patent rights issued in respect of, the Joint Invention that is the subject of such application or required maintenance, and (b) to the extent permitted by Applicable Laws, all claims with respect to any patent rights issued in respect of the Joint Invention that is the subject of such application, whether known or unknown; and the Non-Contributing Party hereby irrevocably assigns, conveys, and transfers to the other party all right, title and interest in and to, and all such claims with respect to, the Joint Invention that is the subject of such application or required maintenance. The Non-Contributing Party shall execute, without compensation, all documents necessary for the perfection of the other party’s interests in any Joint Invention that is the subject of such application or required maintenance.

2.    ADT DATA

(i) ADT shall own and retain all right, title and interest, including all Intellectual Property Rights, in and to all ADT Data, including in particular all ADT Customer Data. Alarm.com acknowledges and agrees that notwithstanding any reformatting, modification, reorganization or adaptation of the ADT Data (in whole or in part) during its incorporation, storage or processing, or the creation of derivative works from the ADT Data, the same will remain ADT Data and will be subject to the terms and conditions of the Agreement. This Agreement does not grant to Alarm.com any license or other rights, express or implied, in the ADT Data, except that ADT grants to Alarm.com a limited, non-transferable, non-sublicensable license during the Term of the Agreement to use ADT Data for the sole purpose of performing Alarm.com’s obligations under the Agreement. The parties recognize that Alarm.com, may at times, use the ADT Data in aggregated form to monitor usage and performance of its products and services and to make improvements to such products and services. Alarm.com also makes available certain statistics, such as percentage of homes impacted by a power outage, which rely on aggregated data from all Alarm.com customers, including ADT Data. Alarm.com agrees that it shall never use ADT Data to market directly to ADT customers without ADT’s consent, even after the Agreement terminates or expires.

(ii) In the event that Alarm.com wishes to access and/or use any portion of the ADT Data for any other purpose (including activation of any new feature of the Alarm.com Services or an Alarm.com-ready Product), Alarm.com shall make such request in writing to ADT’s Vice President of Product Development (or equivalent person at that time), who shall promptly review such request and either authorize such request in writing on such commercially reasonable terms as ADT in its sole discretion may determine or reject it.

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3.    PRODUCT DEVELOPMENT

3.1 Alarm.com Roadmap

(i)    Within [***] ([***]) days after the Effective Date, and, at a minimum, every [***] ([***]) months during the Term thereafter, Alarm.com shall provide to ADT a preview of the latest version of its Product Roadmap prior to its general release of the Alarm.com Services and Alarm.com-ready Products.

(ii)    As used herein, “Product Roadmap” means the document or briefing made generally available to Alarm.com dealers that will detail (a) any and all features projected for upgrades and updates scheduled to be developed during the next succeeding [***] ([***]) months, (b) the target date on which such updates and upgrades are scheduled to be generally commercially available, (c) the hardware products and functionality that Alarm.com intends to support (including the types of regulatory certification (if any) that Alarm.com intends to obtain for such hardware products); and (d) all of Alarm.com’s long term product plans for the following [***] ([***]) months; provided, however, Alarm.com will maintain a separate Product Roadmap for ADT (the “ADT Product Roadmap”) that will catalogue any ADT Custom Products. Alarm.com will maintain the ADT Product Roadmap for ADT alone.

(iii)    To the extent that the Product Roadmap or the ADT Product Roadmap includes ADT IP and/or Alarm.com IP, nothing in this Article 6 shall be construed to grant an ownership interest, nor license rights, in or to such ADT IP and/or Alarm.com IP.

3.2 ADT Custom Products

(i)    ADT may request that Alarm.com provide ADT with ADT Custom Products, provided, however, any updates or upgrades made generally available to ADT and Alarm.com’s other customers will not constitute ADT Custom Products. “ADT Custom Products” means all deliverables, inventions, discoveries, designs, and new versions of existing Alarm.com Services or Alarm.com-ready Products that Alarm.com develops solely for ADT hereunder, but excludes all Alarm.com Background IP. The parties will agree upon a written Statement of Work (“SOW”) for developing ADT Custom Products, subject to the terms of the Agreement and subject to mutually agreed upon terms regarding compensation, development, acceptance, and support with respect to such ADT Custom Products. Both ADT and Alarm.com agree that ADT Custom Products will not affect the Fees described in Schedule 2 (Pricing Schedule) and Schedule 7 (Connect Platform Terms), except that in some cases such ADT Custom Products may include an ongoing monthly fee for the new service if agreed upon in the SOW. ADT will not be obligated to compensate Alarm.com for the development of any ADT Custom Products other than as set forth in an SOW or otherwise agreed to in writing by ADT and Alarm.com. Alarm.com will deliver the source code for each ADT Custom Product along with the specifications and Documentation relating to such ADT Custom Product, upon delivery or as otherwise agreed in an SOW. Without limiting Alarm.com’s sole ownership of the Alarm.com Background IP, no provision in this Article 3 or elsewhere shall be construed to conflict with or limit ADT’s sole ownership of all Intellectual Property Rights in an ADT Custom Product.

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(ii)    If Alarm.com wishes to use any portion of an ADT Custom Product for any of its other customers, ADT in its sole discretion may agree to license such portion of the ADT Custom Product to Alarm.com for such purpose at a mutually agreeable license fee and other commercially reasonable terms. The parties will address whether or not Alarm.com has a right to use any or all of an ADT Custom Product for its other customers, and in what timeframes such right would be exercisable, at the time that the SOW for the ADT Custom Product is developed. It is anticipated that the circumstances surrounding each ADT Custom Product will be different, and as such the SOW will vary from initiative to initiative, but the parties agree generally that an ADT Custom Product would be offered exclusively for ADT customers for a period of one to two years, and then generally enabled for other Alarm.com customers.

3.3    Integration with Third-Party Products. At ADT’s request, Alarm.com agrees to work with ADT to ensure that the Alarm.com Services and Alarm.com-ready Products integrate with third party products and platforms in accordance with the following:

(i)    ADT will identify hardware manufacturers and Alarm.com will work directly with a reasonable number of these hardware manufactures to facilitate the design, testing, and introduction of hardware products that interface to Alarm.com-ready Products and the Alarm.com Services in order for them to provide products for ADT. In such cases, Alarm.com will (a) work with the hardware manufacturer to develop requirements and a specifications document that details the hardware, software, and firmware capabilities needed to support the integration (including CPU performance, connectivity, hardware modules, operating system and version(s), device drivers, and tool chain capabilities), (b) work with the hardware manufacturer to develop the software and implementation process that the hardware manufacture will use to compile and configure the software onto the target hardware platform, (c) provide the hardware manufacturer with a validation test that exercises the Alarm.com software on the target hardware platform, (d) work with the hardware manufacturer to ensure that all issues are resolved and that the Alarm.com validation tests pass, (e) perform bring-up (assure product works in a production environment) and final test using the final hardware platform provided by the hardware manufacturer, (f) perform Alarm.com’s quality-assurance tests on the hardware, and (g) generate an “application performance report” to indicate if the implementation by their hardware manufacturer meets the application performance specifications as defined in (a) and is acceptable to ADT. Alarm.com agrees to cooperate with the hardware manufacturers but Alarm.com’s obligation to work with any hardware manufacturers under this Section 3.3(i) shall be subject to the applicable hardware manufacturer similarly working with Alarm.com, entering into confidentiality or other agreements with Alarm.com on terms and conditions acceptable to Alarm.com acting reasonably, and providing reasonable cooperation and support to Alarm.com. To the extent the activities in this Section 3.3(i) are not in the Product Roadmap, such work will be done pursuant to a mutually agreed SOW.

3.4    Issuance of SOW. In each instance when ADT desires to engage Alarm.com to develop ADT Custom Products or perform other services not set forth in the Agreement or an existing Schedule, exhibit or other attachment hereto, the parties will develop and agree upon an SOW defining the services to be provided by Alarm.com, the deliverables (“Deliverables”) and such other details as the parties deem appropriate, and Alarm.com will render such services in accordance with the schedule and standards described in the applicable SOW and in the Agreement. Each SOW shall set forth: (i) a description of the services to be furnished by Alarm.com and corresponding date by which each is to be completed; (ii) the extent (if any) that Alarm.com will maintain, monitor, and support the Deliverable on an ongoing basis; (iii) the compensation to be paid by ADT; (iv) the applicable acceptance criteria (if any); (v) the name of the Project Manager for each party; and (vi) such additional terms and conditions as may be mutually agreed upon by the parties thereto. Each SOW will be governed by the terms of the Agreement and will be binding upon the parties and will be deemed to constitute a part of the Agreement as if fully set forth herein and all rights and obligations of the parties will be deemed to apply to such SOW as if fully set forth therein. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of any SOW, the terms and conditions of the Agreement will control, unless an SOW makes specific reference to the section of the Agreement that is to be amended in the SOW. Any exceptions expressly agreed upon in writing by ADT and Alarm.com pursuant to a particular SOW will apply only for purposes of that SOW, and will not be deemed to in any way amend, modify, cancel, or waive the provisions of the Agreement for any other SOW.

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3.5    Project Managers. Each party shall appoint a “Project Manager” to act as liaison with the other party with respect to the ADT Custom Products, as identified on each SOW. The Project Managers shall participate in review meetings as set forth in the applicable SOW or otherwise by mutual agreement. The Project Managers shall have primary responsibility for coordinating all major decisions related to the development of ADT Custom Products. In addition, if required, Alarm.com shall appoint a project resource to manage the development of ADT Custom Products on the development and test environment provided by ADT. The Project Managers shall have the authority to represent each of their respective parties and make any changes to an SOW pursuant to the procedures set forth herein. Each party may replace its Project Manager from time to time as it deems necessary or appropriate upon written notice to the other party.

3.6     Functional/Design Specifications.
(i) For each SOW, Alarm.com shall develop and complete, with ADT’s reasonable cooperation, and deliver to ADT the following specification documents, to the extent applicable:

(a)A document reasonably satisfactory to ADT, setting forth the functional capabilities, parameters and requirements applicable to the development of a Deliverable (the “Functional Specifications”). The Functional Specifications may include user pertinent procedures, data entry requirements and correction procedures, required input formats, output formats (including screen formats and report forms which will be produced or will be capable of being produced), interface requirements among various sub systems, error deduction capabilities, error correction and recovery procedures, and security devices, as is appropriate to adequately detail the Deliverable for testing, evaluation and functionality purposes; and

(b)A document reasonably satisfactory to ADT detailing the design and architecture of the Deliverable (the “Design Specifications”). The Design Specifications will include descriptions of system environments, identification of system files and support modules, definition of on line and batch modules and other design characteristics, along with design development tools, flow charts, program logic, data base layouts, utilities, sub routines, and other programming characteristics, as is appropriate to adequately define the Deliverable’s scope and functionality and will identify all third party software that may be part of the Deliverable. The Functional Specifications and Design Specifications shall form a part of and be incorporated into the SOW.
(ii)ADT shall have the right to maintain and use the Alarm.com-ready Products in pre-launch product trials, in each trial for up to six (6) months in duration, involving no more than fifty (50) devices, and for no more than three hundred (300) participants.

3.7    Payment for SOWs. Unless otherwise expressly indicated in the SOW, ADT shall pay Alarm.com on a fixed price basis using rates that are no higher than applicable industry standards.

3.8    Reasonable Efforts. Alarm.com shall develop the ADT Custom Products and deliver the Deliverables according to the deadlines set forth in the agreed SOWs. Alarm.com shall diligently perform such development and provide associated Deliverables in a workmanlike and professional manner consistent with applicable industry standards. Penalties for Alarm.com’s failure to meet the agreed upon schedule, if any, and deadlines shall be specified in the applicable SOW.

3.9    ADT Obligations.
(i) At ADT’s option, ADT shall provide Alarm.com with hardware and applications development and test environments that are unique to ADT, as well as appropriately trained ADT Personnel, in order to reasonably assist Alarm.com in performing development and testing of ADT Custom Products at no additional charge. ADT will also provide reasonable assistance to Alarm.com as Alarm.com procures specialized hardware for such ADT Custom Products. The parties shall agree on specific requirements in each SOW.

[***] = CONFIDENTIAL TREATMENT REQUESTED

(ii) ADT agrees to provide Alarm.com with such assistance as Alarm.com may reasonably request from time to time in connection with developing the ADT Custom Products, including any activities relating to regulatory certification; provided, however, Alarm.com will be responsible for obtaining such regulatory compliance.

3.10    Change Control. ADT may request reasonable changes to the scope of Services or any SOW by submitting a request in writing to Alarm.com. Once ADT has submitted the request, Alarm.com will use reasonable efforts to respond within five (5) business days with a proposal for undertaking the applicable tasks, a price quote setting forth the fees (if any) applicable to the change, and a timetable for performing the tasks. If ADT accepts Alarm.com's proposal, Alarm.com shall prepare a change control form (“Change Control Form”) pursuant thereto. Once the parties agree, then the Change Control Form, upon execution by both parties, shall amend and become a part of the Agreement or the SOW, and Alarm.com shall proceed to implement such changes in accordance therewith. The parties will agree upon a Change Control Form that will be used for the Agreement.

3.11    Parity. Alarm.com shall, at its sole expense as part of the Fees, continue to incorporate new peripherals, features, and functionality, and improved performance levels into each of its software platforms used as part of the Alarm.com Services that are equal to or better than any third party platforms for interactive security, automation and video services as well as its own other software platforms, including but not limited to the Connect Platform ("Parity"). Alarm.com’s obligation to achieve and maintain Parity shall not apply to the significant software features and non-routine hardware design initiatives for the Connect Platform that are subject to Section 3.2 of Schedule 7.

4.    INTEGRATION OF ADT PRODUCTS

4.1    Alarm.com APIs. Upon ADT’s request, Alarm.com will provide application programming interfaces (“APIs”) sufficient for ADT to develop and/or modify non-Alarm.com software applications (“ADT Software”) in order to make them interoperable with the Alarm.com Services and the Alarm.com-ready Products or, at ADT’s option, to have a third party develop software applications for use with Alarm.com-ready Products at no charge, including but not limited to the API’s illustrated in Exhibit A attached to this Schedule 6. As between ADT and Alarm.com, all Intellectual Property Rights in such applications developed by ADT or its third parties shall be ADT IP owned by ADT. For clarity, such ADT IP does not include the existing or any custom API’s or other modifications made to the Alarm.com Services (or to any Alarm.com-ready Products owned by Alarm.com) unless mutually agreed by the parties. As between ADT and Alarm.com, all Intellectual Property Rights in such applications developed by Alarm.com or its third parties shall be Alarm.com IP owned by Alarm.com, except for any ADT Background IP, ADT Invention, or Joint Invention. For the avoidance of doubt, the parties intend this Section to allow for the development of additional capabilities on top of the Alarm.com platform, and not as a mechanism to replace or reproduce significant components of the Alarm.com platform.

4.2    Modifications to the Alarm.com Services. Alarm.com in its sole discretion from time to time may develop and deploy modifications and enhancements to the Alarm.com Services which will be deployed to all customers of Alarm.com. With respect to any material new feature or functionality, Alarm.com will use all commercially reasonable efforts to provide such new features or functionality on an “opt in / opt out” basis and ADT will have the right to decide whether to enable, and subsequently disable, a new feature or functionality for the Subscribers. Alarm.com will provide ADT with commercially reasonable notice prior to any deployment of such material new feature for ADT to so decide. In the event it is not feasible for Alarm.com to provide such an opt-in / opt-out capability, Alarm.com shall still be permitted to deploy a new feature and functionality in its discretion; provided however, that Alarm.com will not deploy any new feature or functionality without the capability to regress the Software in the event of any Error arising from such deployment, and failure to do so shall constitute a default of Alarm.com's material obligations under this Agreement. Alarm.com will not disable or remove any material feature or functionality affecting the Subscribers without ADT's prior approval.

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Exhibit A to Schedule 6 - List of Alarm.com API’s
Alarm.com shall make the following APIs available to ADT.

Customer Management
[***] Order Management
[***] MobileWebServices WSDL
[***]

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Schedule 7 - Connect Platform Terms

The terms and conditions applicable to the Alarm.com Services elsewhere in this Agreement shall apply to the Connect Platform, except that the terms and conditions set forth below shall apply exclusively to the Connect Platform. To the extent that the terms and conditions below conflict with any other provision of this Agreement with respect to the Connect Platform, the terms and conditions set forth below shall prevail. The provisions of this Schedule 7 shall take effect upon the closing of the transactions set forth in the APA.
1.    OBLIGATIONS AS TO USE OF THE CONNECT PLATFORM
1.1    Maintain Architecture. During the Initial Term, Alarm.com shall (i) operate the Connect Platform separate from the remainder of the Alarm.com Services and shall not merge any portion of the Connect Platform with any other portion of the Alarm.com Services without the express prior written consent of ADT; and (ii) maintain the existing hub-based architecture of the Connect Platform. If Provider merges the Connect Platform with the other Alarm.com Services at any time after the Initial Term, it shall nevertheless maintain Parity for, and the hub-based architecture of, the Connect Platform as part of such merger to ensure continuity of service for ADT Subscribers.
1.2    Exclusivity. During the Term, Alarm.com shall provide the Connect Platform in the Territory exclusively to ADT and its Affiliates, to any ADT Dealers existing as of the date of this Agreement, and to any party to a contract acquired pursuant to the APA to the extent necessary to meet its obligations under such acquired contract.
1.3    ADT Dealers. ADT shall have the right, in ADT’s sole discretion, to enable any ADT Dealers to offer the Connect Platform or any other Alarm.com Service to Subscribers; provided that for any ADT Dealer who is offering the Alarm.com Services as of the effective date of its contract to become an ADT Dealer (“Dealer Effective Date”), ADT shall pay the applicable monthly Fee under Schedule 2 of this Agreement for each Subscriber for twelve months from the Dealer Effective Date, irrespective of whether or not such Subscriber is using the Connect Platform, after which ADT shall pay the Subscriber Fee set forth in this Schedule 7 for any such Subscriber using the Connect Platform.
2.    LICENSE GRANT
2.1    License. Subject to the above and the other terms of this Agreement, Alarm.com grants to ADT a non-exclusive, worldwide, non-transferable (except as provided in Section 11.7 of the Agreement) license for the Term and as needed during the period of Transition Services to (i) use and distribute (subject to the limitation on distribution below) the Connect Platform in executable form solely to provide the functionality of the Connect Platform to Subscribers in the Territory, (ii) provide support to such Subscribers with respect to the Connect Platform, including support, testing, and administrative functions associated with hosting and management of hosted systems for the Connect Platform at ADT' s hosting facility (whether owned or managed by ADT or a subcontractor), (iii) copy and use, screen shots from the Connect Platform for the sole purpose of incorporating such screen shots into written end-user training or marketing materials prepared by ADT (or by a third party for ADT) for Subscribers subject to Alarm.com’s prior written approval, not to be unreasonably withheld or delayed, and (iv) use, reproduce, prepare derivative works of, and distribute Documentation, subject to the ownership provisions of Section 1.1 of Schedule 6 of this Agreement. For purposes of clarification, (a) the Connect Platform server software may not be distributed to any third party other than to a subcontractor, (b) the iScreen software may only be distributed as embedded into the iScreen and not on a standalone basis other than to provide updates and upgrade existing iScreen hardware or to subcontractors, and (c) the iHub software may only be distributed as embedded into the iHub gateway and not on a standalone basis other than to provide updates and upgrades for existing iHub gateway hubs or to subcontractors (where “iScreen” and “iHub” are as set forth in the iControl MSA).

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2.2    Sublicenses. ADT shall not have the right to grant any sublicenses in connection with any of the rights licensed to ADT hereunder. Alarm.com agrees that ADT shall have the right to grant sublicenses (i) to ADT Subscribers as necessary to use the Connect Platform in accordance with the Subscription Agreement, and (ii) to ADT Dealers to use the Connect Platform for the specific purpose of marketing, installing, and supporting the Connect Platform, under terms acceptable to Alarm.com, such acceptance not to be unreasonably withheld or delayed, provided further that any and all sublicense terms that are consistent with the Agreement shall be hereby deemed acceptable to Alarm.com. Such ADT Dealers shall have the right to sublicense the use of the Connect Platform to their customers who will become ADT Subscribers. ADT shall have no liability for breach of the sublicense agreement or any other actions by ADT Dealers or Subscribers, provided that, with respect to ADT Dealers, the sublicense agreement with ADT Dealers includes an enforceable third party beneficiary provision for the benefit of Alarm.com, and provided, further, with respect to ADT Subscribers, ADT will use commercially reasonable efforts to enforce the terms of ADT’s agreement with such Subscribers. In any event ADT shall be liable for payment obligations hereunder for such ADT Dealers' Subscribers.
2.3     Limited Use Licenses. If an ADT customer is no longer a Subscriber under this Agreement, without expanding the license rights granted under ADT’s agreement with such customer, Alarm.com agrees that such former customer will have the perpetual right to use any portions of the Connect Platform in their hub and/or touchscreen for limited security purposes only and without any connectivity to the Connect Platform server software. Alarm.com will have no support obligations for discontinued Subscriber.
3.    DEVELOPMENT
3.1    New Products. The parties recognize that ADT may wish to extend the Alarm.com Services to a new device or set of devices not yet supported on an Alarm.com software platform, on Alarm.com’s roadmap, or required for Parity, such as, for example, the [***] and peripherals. The parties agree to regularly discuss the ecosystem of commercially available or soon to be commercially available devices, and Alarm.com agrees that it shall support the requested new devices with the Connect Platform unless it is not commercially reasonable, in which case it will be subject to the provisions of the related Section 3.2 below.
3.2    ADT Exclusive Features. Subject to the requirements of Section 3 of Schedule 6 (Product Development & Intellectual Property) and Section 3.3 below, the Parties may mutually agree and set forth in an applicable SOW that certain significant software features and non-routine hardware design initiatives will be exclusively implemented in the Connect Platform for ADT for a specified period of time lasting a minimum of [***] ([***]) months, such agreement not to be unreasonably withheld or delayed (“ADT Exclusive Features”). During such [***] ([***]) month (or longer, as applicable) time period, Alarm.com shall not use the ADT Exclusive Features for any third-party and shall not include them in the Product Roadmap until at least [***] ([***]) days after ADT has Commercially Launched such ADT Exclusive Feature. All ADT Exclusive Features will be delivered as part of an Update or Upgrade. To the extent that an ADT Exclusive Features includes ADT IP and/or Alarm.com IP, nothing in this section shall be construed to grant an ownership interest, nor license rights, in or to such ADT IP and/or Alarm.com IP.
3.3    Changes in Functionality. If Alarm.com deletes functions from the Connect Platform to which ADT is being granted access hereunder and offers those functions in other or new applications or products, the portion of those other or new applications or products which contain the functions in question, or the entire product if the functions cannot be separated out, will be provided to ADT under the terms of this Agreement or an applicable SOW at no additional charge to ADT. If the Connect Platform provided to ADT under an SOW are updated as replacement, renamed or re-branded applications or products for any reason, then ADT shall be entitled to the same license to use the replacement, renamed or re-branded product with respect to the Connect Platform that ADT had immediately prior to such replacement, renaming or re-branding at no additional charge to ADT so long as the new applications or products are functionally equivalent, at a minimum, and the same conditions of use apply as to the Connect Platform.

[***] = CONFIDENTIAL TREATMENT REQUESTED

3.4    Notice of Upgrades. Alarm.com shall provide ADT with no fewer than [***] ([***]) days prior written notice of the delivery of any upgrade to the Connect Platform (which includes, without limitation, any ADT Exclusive Features and applicable Custom Products) and shall deliver to ADT, at least [***] ([***]) days prior to the release thereof, all of Alarm.com’s release notes and other Documentation regarding the upgrade to the Connect Platform to be incorporated through such upgrade. Additionally, Alarm.com shall provide ADT with early versions of any such upgrade prior to Alarm.com’s targeted release date; provided, however, that in no event will the Acceptance Period begin until Alarm.com has released a final version of the upgrade. The Documentation provided shall be sufficient to enable reasonably qualified ADT Personnel to install, configure, and host the Connect Platform and support the installation and use of the Connect Platform by Subscribers. ADT shall have the right, at no additional charge, to reproduce solely for its internal use and for use by Subscribers and ADT Dealers, all manuals and Documentation furnished by Alarm.com; provided that ADT shall have no right to provide any Documentation that is not intended for users to any Subscribers.
3.5    Acceptance Period. ADT will have [***] ([***]) days from the delivery of an upgrade (the "Acceptance Period") to determine whether the upgrade complies in all material respects with this Agreement, and any applicable SOW and Specifications. ADT will conduct the acceptance tests or, in ADT's reasonable discretion, may require that Alarm.com conduct the acceptance tests on the upgrade as set forth in any applicable SOW. In the event that Alarm.com is responsible for performing such acceptance tests, then the Acceptance Period will be deemed to be [***] ([***]) days following Alarm.com’s successful completion of its acceptance test. ADT shall have the right to be present at and to monitor all testing activity and Alarm.com shall keep ADT fully informed concerning such activity.
3.6    Acceptance. ADT shall, within the Acceptance Period, notify Alarm.com whether ADT has accepted the upgrade or provide Alarm.com with a written list of material non-conformities that must be corrected. Alarm.com shall thereafter as quickly as reasonably possible correct, repair, or modify the upgrade, at no additional charge to ADT, in order to enable retesting. Each time the upgrade requires retesting for material nonconformities, the applicable Acceptance Period will restart. If ADT determines that the upgrade, as revised, still does not comply in all material respects with Agreement and/or any applicable SOW, then ADT may either: (i) request that Alarm.com repeat the aforementioned correction process at no additional charge to ADT, or (ii) terminate the applicable SOW. In the event of termination of an SOW under this provision, Alarm.com shall refund to ADT, within [***] ([***]) days of written notice of termination, all sums paid to Alarm.com by ADT under an applicable SOW in advance of testing for acceptance. If ADT commercially releases an upgrade, it will be deemed to have been accepted. ADT will not unreasonably withhold or delay performance of acceptance tests or acceptance of upgrades. Acceptance of any upgrade having non-conformities (material or otherwise) will not relieve Alarm.com of its obligation to cure such non-conformities in accordance with the Support Services or any other provision of this Agreement.
4.    PRICING, BILLING & PAYMENT
4.1    Fees. The Connect Platform shall NOT be subject to the Fees set forth in Schedule 2 (Pricing) of this Agreement, and instead ADT shall pay Alarm.com the following Fees for the Connect Platform:

[***] = CONFIDENTIAL TREATMENT REQUESTED

Item	Price
Subscriber Fee: a per month fee for each Subscriber using the Connect Platform, which is all-inclusive as to the use of all Connect Platform components and functionality (except as mutually agreed for the certain significant software features and non-routine hardware design initiatives under Section 3.2 of this Schedule 7), for Alarm.com’s maintenance of the Connect Platform (including its API’s), and for ADT’s use of all APIs to build and use ADT’s own applications for accessing the Connect Platform, such as the ADT Website, admin portal, installer app, and ADT’s “[***]” API server and mobile application.

The amount of the Subscriber Fee for the Connect Platform for each of ADT’s service offerings for ADT Pulse® shall be:

Tier 1 Subscribers: any Subscriber being provided ADT’s Tier 1 offering (or equivalent) for ADT Pulse using the Connect Platform	$[***] per month
Tier 2 Subscribers: any Subscriber being provided ADT’s Tier 2 offering (or equivalent) for ADT Pulse using the Connect Platform	$[***] per month
Tier 3 Subscribers: any Subscriber being provided ADT’s Tier 3 offering (or equivalent) for ADT Pulse using the Connect Platform	$[***] per month
One-Time iHub Fee: a one-time software license fee per hub for the first activation of iHub software (as set forth in the iControl MSA) contained in a hub for use with a Subscriber on the Connect Platform; i.e.,[***]. For clarity, the fee will also apply to the OneLink device. For any future supported hubs, ADT and Alarm.com will negotiate any one-time fee in good faith.
$[***] (one-time)
Content Fee:  a per month fee for each Subscriber using the Connect Platform that is enrolled in the optional service that enables iScreen Widget Content (as set forth in the iControl MSA) on each dedicated touchscreen.
$[***] per month

If, after the Effective Date, Alarm.com is obligated to pay a per subscriber per month royalty or license fee to a third party for one or more patent rights covering the use of the Connect Platform, then upon disclosing the complete terms surrounding such patent royalty or license to ADT, Alarm.com may charge ADT up to $[***] per month per Subscriber for the amount that Alarm.com has paid to such third party for such Subscriber under such patent royalty or license fee. For the avoidance of doubt, the $[***] per month, per Subscriber fee is the maximum amount that may be passed through to ADT even if there are multiple licenses and royalties required to be paid by Alarm.com.
4.2    Fees for Renewal Terms. Alarm.com’s Fees under this Schedule 7 shall not change for the Initial Term. In the event of any Renewal Term, Alarm.com may increase the Fees by providing notice to ADT at least [***] ([***]) days prior to commencement of such Renewal Term. Any such increase will not exceed the percentage change in the Consumer Price Index (All Urban Consumers) during the immediately preceding Initial Term or Renewal Term.
4.3    Billing & Payment. Alarm.com shall implement a module in the Connect Platform which provides a daily reconciliation of account activations and deletions and the total number of accounts at end of day by each of the Subscriber Fee “tiers” in Section 4.1 above. Such module shall send a daily report via email to the designated representative of each party. Other recipients may be added as needed, but the parties agree that this information is sensitive and shall be provided to others on a need to know basis only. Unless either party contests the data in the report in writing (email acceptable) within [***] ([***]) calendar days after the end of each month, then the report from the last day of the month will become the report of the number of accounts for which Alarm.com will invoice ADT on the seventh calendar day of the new month. ADT shall pay the invoiced amount within thirty (30) days thereafter; provided that ADT shall have the right to withhold payment of any amount due to Alarm.com under this Schedule 7 that the ADT disputes in good faith, which withholding shall not constitute a material breach of ADT's payment obligations under this Agreement. The making of any payment or payments by, on the behalf of, ADT shall not imply ADT's acceptance of such items or the waiver of any warranties or requirements of, or rights to make any claims under, this Agreement.

[***] = CONFIDENTIAL TREATMENT REQUESTED

4.4    Other Terms. Except as provided in this Schedule 7, all other billing, payment, audit, reservation of rights, and dispute resolution provisions shall otherwise remain as set forth elsewhere in this Agreement.